UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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Braemar Hotels & Resorts Inc.
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2023 Proxy Statement
Annual Meeting of Stockholders

Wednesday, May 10, 2023
8:30 A.M., Mountain Standard Time
Four Seasons Resort Scottsdale at Troon North
10600 East Crescent Moon Drive
Scottsdale, Arizona 85262-8342

March 28, 2023
Dear Stockholders of Braemar Hotels & Resorts Inc.:
On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2023 annual meeting of stockholders of the Company, which will be held at 8:30 A.M., Mountain Standard Time, on Wednesday, May 10, 2023, at the Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262-8342.
2022 started off ominously as we shook off fears of Omicron, the last of the COVID variants to haunt us. Growth resumed heartily while it became apparent that there could still be macroeconomic storm clouds ahead – in the form of excessively high inflation. The Fed’s swift action to quell inflation with rapid increases in interest rates proved to have the desired effect, with the corresponding collateral damage of weaker corporate profits, a falling stock market, higher unemployment, and predictions of a 2023 recession.
The lodging industry, however, continued to power forward, benefiting from strong leisure demand at our resorts and a steadily recovering business transient and group segments as workers returned to their offices and conventions and meetings resumed as normal. For Braemar, 2022 turned out to be a record year of performance - and the outlook for 2023 remains encouraging.
Not only did our existing portfolio post all-time high results, but I am excited about this year’s two new additions to the portfolio: the Ritz-Carlton Reserve Dorado Beach and the Four Seasons Resort Scottsdale at Troon North. These two iconic assets fit perfectly into Braemar’s luxury hotel portfolio, which is undeniably the highest quality portfolio of hotels owned by any lodging REIT.
In December of 2022, the Board also approved a significant increase in our annual dividend to stockholders and a share buyback program. We believe that as a result of these actions, stockholders have enjoyed material outperformance in our stock price since the time of the announcements.
Looking forward, we will continue to look forward at ways to fulfill our mission to create and protect stockholder value.
Thank you for your continued interest in Braemar. We encourage you to read this proxy statement carefully and to vote your proxy as soon as possible so that your shares will be represented at the meeting.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

Notice of 2023 Annual Meeting of Stockholders
Meeting Date:	Wednesday, May 10, 2023

Meeting Time:	8:30 A.M., Mountain Standard Time

Location:	Four Seasons Resort Scottsdale at Troon North 10600 East Crescent Moon Drive Scottsdale, Arizona 85262-8342
Agenda
1.	Election of eight directors;
2.	Advisory approval of our executive compensation;
3.	Ratification of the appointment of BDO USA, LLP as our independent auditor for 2023;
4.	Approval of Amendment No. 4 to our Second Amended and Restated 2013 Equity Incentive Plan; and
5.	Transaction of any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2023 annual meeting of stockholders the shares of common stock, Series E Preferred Stock and Series M Preferred Stock of which you were a holder of record at the close of business on March 10, 2023.
Review your proxy statement and vote in one of four ways:
•	In person: Attend the annual meeting and vote by ballot.
•	By telephone: Call the telephone number and follow the instructions on your proxy card.
•	Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•	By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.
By order of the Board of Directors,

Deric S. Eubanks
Chief Financial Officer
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
March 28, 2023

2023 Proxy Statement i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2023.

The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2022, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.bhrreit.com by clicking the “INVESTOR” tab, then the “FINANCIALS & SEC FILINGS” tab and then the “Annual Meeting Material” link.

ii	2023 Proxy Statement

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock, Series E Redeemable Preferred Stock (“Series E Preferred Stock”) or Series M Redeemable Preferred Stock (“Series M Preferred Stock”) at the 2023 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement or the Notice of Internet Availability of Proxy Materials was first made available to stockholders on or about March 28, 2023.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2023 annual meeting of stockholders.
In this proxy statement:
•
“we,” “our,” “us,” “Braemar” and the “Company” each refers to Braemar Hotels & Resorts Inc., a Maryland corporation and real estate investment trust (“REIT”), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “BHR”;

•	“Annual Meeting” refers to the 2023 annual meeting of stockholders of the Company;
•	“Ashford Trust” refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;
•	“Ashford Inc.” refers to Ashford Inc. (NYSE American: AINC), a Nevada corporation;
•	“Ashford LLC” refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•	“Board” or “Board of Directors” refers to the Board of Directors of Braemar Hotels & Resorts Inc.;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•
“Premier” refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, the business of which was formerly owned by Remington Lodging (as defined below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services;

•
“Remington Lodging” refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust, before its acquisition by Ashford Inc. on November 6, 2019. “Remington Hotels” refers to the same entity after the acquisition was completed, resulting in Remington Lodging & Hospitality, LLC becoming a subsidiary of Ashford Inc.;

•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•
“stockholders” refers to holders of our common stock, par value $0.01 per share, holders of our Series E Preferred Stock and Series M Preferred Stock, collectively, or as the context may require, individually.

Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our “advisor.”

2023 Proxy Statement 1

Annual Meeting of Stockholders
Time and Date	Record Date
8:30 A.M., Mountain Standard Time, May 10, 2023	March 10, 2023
Place	Number of Common Shares, Series E Preferred Stock and Series M Preferred Stock Eligible to Vote at the Annual Meeting as of the Record Date
Four Seasons Resort Scottsdale at Troon North 10600 East Crescent Moon Drive Scottsdale, Arizona 85262-8342	84,458,550
Voting Matters
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔ For each director nominee	6
Advisory Approval of Our Executive Compensation	✔ For	49
Ratification of Appointment of BDO USA, LLP	✔ For	50
Approval of Amendment No. 4 to the Second Amended and Restated 2013 Equity Incentive Plan	✔ For	52
Board Nominees
The following table provides summary information about each director nominee. All directors of the Company are elected annually, in an uncontested election, by a majority of the votes cast at the Company’s annual meeting of stockholders.
Name; Age	Director Since	Principal Occupation	Committee Memberships*				Other U.S. Public Company Boards
			A	CC	NCG	RPT
Monty J. Bennett, 57	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust					Ashford Inc.; Ashford Trust
Stefani D. Carter, 45 (L)	2013	Attorney					Wheeler Real Estate Investment Trust, Inc.; Axos Bank and Axos Financial, Inc.
Candace Evans, 68	2019	Founder and Publisher of CandysDirt.com and SecondShelters.com
Kenneth H. Fearn, Jr., 57 (F)	2016	Founder and Managing Partner of Integrated Capital LLC
Rebeca Odino-Johnson, 67	2022	Executive Lead and National Vice-President of Direct Response Marketing and Constituent Experience at the American Heart Association
Matthew D. Rinaldi, 47	2013	General Counsel of Quantas Healthcare Management, LLC and its affiliated medical facilities
Richard J. Stockton, 52	2020	CEO and President of Braemar Hotels & Resorts Inc.
Abteen Vaziri, 44 (F)	2017	Managing Director of Brevet Capital Management
*
Reflects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.

A: Audit Committee

2	2023 Proxy Statement

CC: Compensation Committee
NCG: Nominating and Corporate Governance Committee
RPT: Related Party Transactions Committee
(L): Lead Director
(F): Audit Committee financial expert
(C): Chairperson
Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee’s qualifications, please see their biographies starting on page 7.

Board Experience
Independence
Risk Management
REIT and Lodging
Real Estate Investment
Management
Legal Experience
Government/Public Policy
Financial/Capital Markets
Diversity
Corporate Governance
Business Leader
Accounting/Financial Literacy
Relevant Education
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

2023 Proxy Statement 3

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors except Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent

Board Committees
•	We have four standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
•	All committees are composed entirely of independent directors
•	Two of our three Audit Committee members are “financial experts”

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered lead independent director (“Lead Director”) with broadly defined authority and responsibilities

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

4	2023 Proxy Statement

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of granted common stock in excess of 3x his or her annual cash Board retainer fee in effect at the time of such director’s election to the Board
	•	Our CEO should own shares of granted common stock in excess of 3x his annual base salary from our advisor in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of granted common stock in excess of 1.5x his or her annual base salary from our advisor in effect at the time of his or her appointment to office
	•	Our directors and executive officers are permitted to sell vested stock awards only if the required ownership levels described above have been met and only to the extent thereof
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We have adopted proxy access (stockholders may include nominees in our proxy materials)
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of the majority of our independent directors or Related Party Transactions Committee members

2023 Proxy Statement 5

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for election eight persons. All of the nominees currently serve as directors of the Company. Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.
Under the terms of our charter and bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director, for consideration by the Nominating and Corporate Governance Committee and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director’s tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on the Board, if applicable. For a discussion of such person’s beneficial ownership of our common stock, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.
If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify each substitute nominee, disclose whether such nominee has consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominee as may be required under the Exchange Act.

6	2023 Proxy Statement

The Board unanimously recommends a vote FOR all nominees.
Nominees for Election as Directors
MONTY J. BENNETT
Age: 57 Chairman since 2013
Mr. Bennett has served as Chairman of the Board of Directors since April 2013 and served as Chief Executive Officer of the Company from April 2013 to November 2016. Mr. Bennett is the Founder, Chairman & Chief Executive Officer of Ashford Inc. (NYSE American: AINC) and is also the Founder & Chairman of both Ashford Hospitality Trust, Inc. (NYSE: AHT) and Braemar Hotels & Resorts Inc. (NYSE: BHR). Mr. Bennett has over 25 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. In addition to his roles at Ashford, over his career Mr. Bennett has been a member and leader in numerous industry associations.

Mr. Bennett is a lifelong advocate of civic engagement and takes pride in giving back to the Dallas-Fort Worth community. Together with the Ashford companies, he supports numerous charitable organizations including The Salvation Army, Habitat for Humanity, Metrocrest Services, the S.M. Wright Foundation and the Special Olympics.

He holds a Master's degree in Business Administration from Cornell's S.C. Johnson Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell. He is a life member of the Cornell Hotel Society.

Experience, Qualifications, Attributes and Skills: Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc., his prior role as Chief Executive Officer and his current role as the Chairman of Ashford Trust, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.

2023 Proxy Statement 7

STEFANI D. CARTER
Age: 45 Director since 2013 Independent Lead Director Committees: • Nominating and Corporate Governance (chair) • Related Party Transactions
Ms. Carter has served as a member of the Board of Directors since November 2013 and currently serves as our Lead Director. She serves as chair of our Nominating and Corporate Governance Committee and as a member of our Related Party Transactions Committee. She also serves as a member and chair of the Board of Directors of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), a commercial real estate investment company, and as a member of the Board of Directors of Axos Bank and Axos Financial, Inc. (NYSE: AX). Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter currently serves as the principal of two entities, Stefani Carter & Associates, LLC, a consulting and legal services firm she founded in 2011, and Stable Realty, LLC, a real estate investments firm. From October 2020 to February 2023, Ms. Carter served as a litigation shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”), a full-service law firm. Prior to FBFK, Ms. Carter served as senior counsel at the law firm of Estes Thorne & Carr PLLC for three years. In addition, Ms. Carter served as an elected representative of House District 102 in the Texas House of Representatives between 2011 and 2015. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney’s Office. Prior to joining the Collin County District Attorney’s Office, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master’s in Public Policy from Harvard University’s John F. Kennedy School of Government and a Bachelor of Arts in Government as well as a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.

Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board of Directors. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.

8	2023 Proxy Statement

CANDACE EVANS
Age: 68 Director since 2019 Independent Committees: • Compensation
Ms. Evans has served as a member of the Board of Directors since July 2019. She currently serves as a member of our Compensation Committee. Ms. Evans has been an award-winning business journalist, entrepreneur, and editor since 1980 and is the Founder & Publisher of CandysDirt.com and SecondShelters.com, vertical business-to-business websites devoted to the North Texas real estate industry and vacation home sales market. Her unique sites, founded in 2011, are among the highest read in Texas for local real estate & breaking news. The award-winning content is published daily by a staff of editors, with a subscription base of over 33,000. Banner, display and native ad sales have increased more than 10% per year since the sites were founded. She holds an active Texas real estate license. Ms. Evans is also an expert contributor to Forbes.com focusing on real estate. Ms. Evans has worked as an editor for DMagazine Partners, where she helped found the award-winning DHome Magazine in 2000. In addition, she conceived and created a successful real estate blog on the DMagazine URL in 2007-2010, DallasDirt.com. Prior to her long tenure at DMagazine, Ms. Evans worked for CBS News in New York, WBBM-TV in Chicago, KDFW-TV in Dallas, and has written for many publications in print and online, including Newsweek, Home, The Dallas Morning News, The Dallas Business Journal, D CEO, Modern Luxury Dallas, AOL Real Estate, Joel Kotkin’s The New Geography, Medical Economics, The Fort Worth Star Telegram, Adweek, Texas Business, and others. Ms. Evans also currently serves on the Board of Directors of Preservation Dallas, a non-profit devoted to architectural preservation in North Texas.

Ms. Evans earned her M.S.J. from the Columbia University Graduate School of Journalism and her undergraduate degree at Wheaton College, and studied at Dartmouth College. She holds an active Texas real estate license.

Experience, Qualifications, Attributes and Skills: Ms. Evans brings her real estate marketing expertise and knowledge, and her experience with the rapidly changing world of online journalism, social media, and real estate marketing, as well as her extensive research into luxury hotels and the high-end luxury vacation home market, to the Board of Directors.

2023 Proxy Statement 9

KENNETH H. FEARN, JR.
Age: 57 Director since 2016 Independent Audit Committee Financial Expert Committees: • Audit (chair)
Mr. Fearn joined the Board of Directors in August 2016. He currently serves as chair of our Audit Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.

Mr. Fearn has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as the board of directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005 to 2014.

Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 23 years of real estate and hospitality experience to the Board of Directors. During his career at Maritz, Wolff & Co. and Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries will be beneficial in his service on the Board of Directors.

10	2023 Proxy Statement

REBECA ODINO-JOHNSON
Age: 67 Director since 2022 Independent Committees: • Audit • Compensation
Ms. Odino-Johnson has served as a member of the Board of Directors since May 2022 and currently serves as a member of our Audit Committee and Compensation Committee. Ms. Odino-Johnson is the Executive Lead and National Vice-President of Direct Response Marketing and Constituent Experience at the American Heart Association, a position she has held since April 2018. Previously, Ms. Odino-Johnson served as the Chief Marketing and Sales Officer of Main Event Entertainment, LP from December 2015 to March 2018. Ms. Odino-Johnson served as the Chief Marketing and Culinary Officer of Bob Evans Farms from December 2013 to October 2015. Additionally, Ms. Odino-Johnson served as Senior Vice President and Chief Marketing and Culinary Officer at Dine Brands Global Inc. from November 2008 to July 2013, where she led marketing efforts for restaurant brands such as Applebees. From January 2004 to February 2008, Ms. Odino-Johnson served as Executive Vice President, Senior Vice President and Chief Marketing and Global Branding Officer for Brinker International, Inc. Ms. Odino-Johnson spent 16 years at PepsiCo, Inc. in various marketing and sales positions including General Manager and Vice-President of Marketing for Frito-Lay North America, with direct financial and strategic planning responsibility for the profitable growth of the $3.8 billion Doritos and Cheetos business unit, representing 30% of Frito-Lay North America. She grew the Cheetos brand from $500 million to $1 billion and launched Baked Lay’s, resulting in $250 million in sales in the first year, representing Frito-Lay’s most successful launch. Ms. Odino-Johnson received a Bachelor of Business Administration in Marketing and Finance from Dallas Baptist University, from which she graduated magna cum laude. She also graduated from the Harvard Business School Advanced Management Program.

Ms. Odino-Johnson has served on the Alex Lee Family of Companies board of directors since February 2016. She has served on the Advisory Boards of Zubi Farms and Data Axie since July 2020 and May 2021, respectively, and previously served on PepsiCo’s Latino/Hispanic Advisory Board. Ms. Odino-Johnson has been a member of the Chief Marketing Officer Council since September 2020.

Experience, Qualifications, Attributes and Skills: Ms. Odino-Johnson brings extensive experience as a marketing executive, counseling companies and organizations on strategic and digital marketing strategies, to the Board of Directors.

2023 Proxy Statement 11

MATTHEW D. RINALDI
Age: 47 Director since 2013 Independent Committees: • Compensation (chair) • Related Party Transactions
Mr. Rinaldi has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Quantas Healthcare Management, LLC and its affiliated medical facilities, a position he has held since June 2017. Mr. Rinaldi also served as an elected representative of Texas House District 115 in the Texas House from 2014 to 2019. Previously, Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, “Big Four” accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board of Directors. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

12	2023 Proxy Statement

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 52 Director since 2020
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 15 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom. Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

Experience, Qualifications, Attributes and Skills: Mr. Stockton’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as President and Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in such role are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

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ABTEEN VAZIRI
Age: 44 Director since 2017 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Nominating and Corporate Governance
Mr. Vaziri has served as a member of the Board of Directors since October 2017. He currently serves as chair of our Related Party Transactions Committee and as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as a Managing Director at Brevet Capital Management, a position he has held since June 2018. Mr. Vaziri currently manages the real estate fund within the Brevet umbrella with around $280 million in real estate assets. Mr. Vaziri procures, structures, and helps underwrite real estate assets in the portfolio. Mr. Vaziri also leads several efforts at the fund which include the EB-5 financing business, mezzanine and bridge lending of new construction loans, historical tax credit bridging, the infrastructure initiative, and exploring the launch of an opportunity zone fund within the Brevet umbrella. Mr. Vaziri served as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri helped build Greystone’s EB-5 real estate financing platform from the ground up. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri also obtained a Juris Doctor degree from Fordham University School of Law with a concentration in Finance and Business Law and is admitted to practice law in the States of New York and Texas.

Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his familiarity with the hotel industry, his real estate experience, and his experience as a director of an institutional real estate lender to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

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Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our director nominees’ qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors’ biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

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CORPORATE GOVERNANCE
The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company’s corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of the Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers and employees. The term “officers and employees” includes individuals who: (i) are employed directly by us, if any (we do not currently employ any employees); or (ii) are employed by our advisor or its subsidiaries and: (a) have been named one of our officers by our Board; or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC and our other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code;
•	protection of Company assets, including corporate opportunities and confidential information; and
•	accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Board Leadership Structure
The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Messrs. Monty J. Bennett and Richard J. Stockton are independent directors. The Board must also comply with each of our conflict of interest policies discussed in “Certain Relationships and Related Person Transactions-Conflict of Interest Policies.” Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.
In 2019, the Board appointed Ms. Stefani D. Carter to serve as the lead independent director for a one-year term. In 2020, 2021 and 2022, our Board re-appointed Ms. Carter to serve as the lead independent director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•	preside at all executive sessions of the independent or non-employee directors of the Company;

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•	advise the Chairman of the Board and the Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors of the Company;
•	serve as liaison between the Chairman of the Board and the independent directors;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	authorize the calling of meetings of the independent directors; and
•	if requested by major stockholders, be available for consultation and direct communication.
The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation (“Braemar TRS”) and Ashford LLC, as amended from time to time (the “advisory agreement”), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company’s business, management and the employees of our advisor who provide services to the Company. Subject to the Board’s supervision, our advisor is responsible for the day-to-day operations of the Company and to make available appropriate personnel with sufficient experience to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company’s strategic direction and the Board’s directives.
Strategy
The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company’s strategy. The Board regularly considers the progress of, and challenges to, the Company’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Company’s management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.
Succession Planning
The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•	emergency Chief Executive Officer succession;
•	Chief Executive Officer succession in the ordinary course of business; and
•	succession for the other members of senior management.

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The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession. Recently, based on consideration of best corporate governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board amended its Corporate Governance Guidelines to remove the requirement that a director, upon attaining the age of 70 and annually thereafter, or an individual who would be 70 years of age at the time of his or her election as a director, may not serve on the Board unless the Board waives such limitation.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•
integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company’s business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;

•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board’s desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the “Selection of Directors” section of the Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.
Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than February 10, 2024 and not later than 5:00 p.m., Eastern Time, on March 11, 2024 for the nominated individuals to be considered for candidacy at the 2024 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company’s bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company’s bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the

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requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company’s bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company’s common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company’s proxy statement for that annual meeting and on the Company’s form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company’s bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company’s bylaws. The Company’s bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC’s proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, not earlier than November 29, 2023 and not later than 5:00 p.m., Eastern time, on December 29, 2023 for the nominated individuals to be eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2024 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company’s bylaws will result in the stockholder nomination being invalid and the proposed nominee not being eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2024 annual meeting of stockholders.
Stockholder and Interested Party Communication with Our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders’ and other interested parties’ letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is

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committed to providing education opportunities in order to improve both the Board’s and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Change in Occupation
Upon the time a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director is required to tender a letter of proposed resignation from the Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.

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BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board’s oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under “Certain Relationships and Related Person Transactions- Conflict of Interest Policies.”
During the year ended December 31, 2022, the Board held five regular meetings and held three executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2022.
Board Member Independence
The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board’s Corporate Governance Guidelines can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on May 11, 2022 under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.

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Board Committees and Meetings
Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:
	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter			Chair	✔
Candace Evans		✔
Kenneth H. Fearn, Jr.	Chair
Rebeca Odino-Johnson	✔	✔
Matthew D. Rinaldi		Chair		✔
Abteen Vaziri	✔		✔	Chair

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Audit Committee
Current Members:	Kenneth H. Fearn, Jr. (chair), Rebeca Odino-Johnson and Abteen Vaziri
Independence:
All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2022:	Five
Key Responsibilities:	•	Evaluate the performance, qualifications and independence of the independent auditor;
	•	review with the independent auditor and the Chief Financial Officer and controller the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditor;
	•	meet to review with management and the independent auditor the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company’s annual proxy statement;
•
discuss with management the Company’s major financial risk exposures and management’s policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

	•	annually review the effectiveness of the internal audit function;
•
review with management the Company’s disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including the Company’s code of conduct and cybersecurity; and

	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each of Messrs. Fearn and Vaziri qualifies as an “audit committee financial expert,” as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2022 are “financially literate” under the NYSE listing standards.

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Compensation Committee
Current Members:	Matthew D. Rinaldi (chair), Candace Evans and Rebeca Odino-Johnson
Independence:
All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2022:	Three
Key Responsibilities:	•	Review the Company’s equity compensation programs to ensure the alignment of the interests of key leadership with the long-term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer’s and Chairman of our Board’s compensation;
	•	make recommendations to our Board with respect to the compensation of executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-employee directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company’s annual proxy statement; and
	•	administer the Company’s equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2022, the Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee’s decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

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Nominating and Corporate Governance Committee
Current Members:	Stefani D. Carter (chair) and Abteen Vaziri
Independence:	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2022:	Three
Key Responsibilities:	•	Assess, develop and communicate with our Board for our Board’s approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
•
develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

	•	perform a leadership role in shaping our corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.
Related Party Transactions Committee
Current Members:	Abteen Vaziri (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2022:	Five
Key Responsibilities:
Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny any proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past-approved related party transactions.

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Director Compensation
Each of our non-employee directors (other than our Chairman, Mr. Monty J. Bennett) is paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attends as committee chairperson and $500 for each Board or committee meeting that he or she attends via teleconference. Non-employee directors (other than Mr. Bennett) serving in the following capacities also receive the additional annual cash retainers set forth below:
Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairperson	$25,000
Audit Committee Member (Non-Chairperson)	$5,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Related Party Transactions Committee Chairperson	$15,000
Related Party Transactions Committee Member (Non-Chairperson)	$10,000
Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the Board. We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.
In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our Board of Directors or as soon as reasonably practicable thereafter, each non-employee director receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units (“LTIP units”) in Braemar Hospitality Limited Partnership (“Braemar OP”), which are issued under our Second Amended and Restated 2013 Equity Incentive Plan, as amended (the “2013 Equity Incentive Plan”) and are fully vested immediately. Vested LTIP units, upon achieving parity with the common units of Braemar OP, are convertible into common partnership units of Braemar OP at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-for-one basis.
Beginning in fiscal 2018, we adopted a policy that sets the size of the share/unit grants in three-year cycles by establishing a grant size in the first year of the cycle as a fixed number of shares/units to be granted annually. In 2018, the Board established an annual grant amount for the 2018-2020 cycle of 5,700 shares/units, worth approximately $60,000 as of the date of determination in 2018. Therefore, in each of fiscal 2018, 2019, and 2020, each non-employee director received a grant of 5,700 shares of fully vested common stock or LTIP units. In 2021, the annual grant was “reset” by establishing a new annual grant size (11,194 shares/units, worth approximately $78,500 as of the date of determination in 2021) that applied for the 2021-2023 three-year cycle. In 2022, however, upon the recommendation of our compensation consultant, the annual grant was again “reset” by establishing a new annual grant size (14,925 shares/units, worth approximately $80,000 as of the date of determination in 2022) that applies for the remainder of the 2021-2023 three-year cycle.
Our Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for 2022, in the form of an equity-based award and a deferred cash compensation award) with a value and vesting schedule that is determined by the Board after review of the Company’s prior fiscal year performance, considering the same factors as the Board takes into account in making annual incentive compensation grants to our named executive officers (as further described below under “Executive Compensation”). Mr. Bennett’s annual award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett’s annual grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.

26	2023 Proxy Statement

Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our guidelines, each director should hold common stock with a value in excess of three times his or her annual Board retainer fee in effect at the time of such director’s election to the board (excluding any portion of the retainer fee representing additional compensation for being a committee chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director’s tenure. Although directors may not sell any common stock granted to them in connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2022, each of our directors had stock ownership that met the guidelines.
The following table summarizes the compensation paid by us to our non-employee directors for their services for the fiscal year ended December 31, 2022:
Director Compensation
Name	Fees Earned or Paid in Cash	LTIP/Stock Awards(1)	All Other Compensation(2)	Total
Monty J. Bennett	$—	$—	$3,146,180	$3,146,180
Stefani D. Carter	$129,000	$84,028	$—	$213,028
Mary C. Evans	$81,500	$84,028	$—	$165,528
Kenneth H. Fearn, Jr.	$96,083	$84,028	$—	$180,111
Rebeca Odino-Johnson	$55,000	$84,028	$—	$139,028
Matthew D. Rinaldi	$95,000	$84,028	$—	$179,028
Abteen Vaziri	$94,250	$84,028	$—	$178,278
Curtis B. McWilliams(3)	$16,667	$—	$—	$16,667
(1)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in the valuation of stock-based awards. Mses. Evans and Odino-Johnson and Mr. Vaziri elected to receive their equity awards in the form of LTIP units, while the remaining non-employee directors elected to receive shares of common stock.

(2)
As described above, Mr. Bennett’s annual equity award and deferred cash is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the “All Other Compensation” column. Approximately $461,000 of the amount is attributable to the deferred cash award and the remainder is attributable to the equity portion of the award. Mr. Bennett elected to receive the performance-based portion of his award in the form of performance-based LTIP units. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2022, Mr. Bennett held 163,329 service-based LTIP units that remain subject to vesting conditions, 23,334 time-based shares of restricted stock and 945,954 performance-based LTIP Units that remain subject to vesting conditions (which reflect the maximum amount that could be earned in respect of such LTIP Units).

(3)	Mr. McWilliams served as a director for only part of 2022 as he was not nominated to stand for reelection at the 2022 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
During 2022, Mses. Evans and Odino-Johnson and Messrs. Fearn and Rinaldi served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2022 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2022 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2022 any relationship with the Company requiring disclosure as a related party transaction under “Certain Relationships and Related Person Transactions.”

2023 Proxy Statement 27

Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2022 annual meeting of stockholders attended our 2022 annual meeting, other than Mr. McWilliams, who was not nominated to stand for reelection and ceased to serve as a member of the Board effective as of our 2022 annual meeting.

28	2023 Proxy Statement

EXECUTIVE OFFICERS
The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.
Name	Age	Title
Richard J. Stockton	52	President and Chief Executive Officer
Alex Rose	37	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	47	Chief Financial Officer and Treasurer
Mark L. Nunneley	65	Chief Accounting Officer

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 52 Executive since 2016
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 15 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom.

Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

2023 Proxy Statement 29

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 37 Executive since 2021
Mr. Rose has served as our Executive Vice President, General Counsel and Secretary since July 2021 and has served in that capacity for Ashford Inc. and Ashford Trust since July 2021.

Mr. Rose brings a broad range of legal experience and corporate governance expertise to our Company. Prior to joining our Company in 2021, he was a Partner at Kirkland & Ellis LLP from July 2018 to June 2021, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, joint ventures, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters. Previously, Mr. Rose was an attorney at Jones Day and Vinson & Elkins LLP.

Mr. Rose holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 47 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

30	2023 Proxy Statement

MARK L. NUNNELEY
Chief Accounting Officer Age: 65 Executive since 2013
Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Lodging. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. During his career, he has been responsible for the preparation, consultation and review of federal and state income tax, franchise and sales and use tax returns for hundreds of partnerships, corporations and individuals. Mr. Nunneley is also responsible for the ad valorem tax function which includes successfully appealing and receiving refunds in the millions of dollars. Mr. Nunneley is a CPA in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

2023 Proxy Statement 31

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include Mr. Stockton, our President and Chief Executive Officer, Mr. Eubanks, our Chief Financial Officer, Mr. Nunneley, our Chief Accounting Officer, and Mr. Rose, our Executive Vice President, General Counsel and Secretary. Also included below is a discussion of the incentive compensation awarded to our named executive officers in 2023 with respect to 2022 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Compensation of Our Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC, is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under “Our Relationship and Agreements with Ashford Inc. and its Subsidiaries.” As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company’s executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2020, 2021 and 2022, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity-based (and, for 2022 and 2023, certain deferred cash) awards under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Compensation Objectives & Philosophy
The objectives of our equity compensation program are to: (i) motivate our executive officers to achieve the Company’s business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the Company’s stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
The compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our compensation program, our Compensation Committee recommends the compensation to be paid to our named executive officers with respect to a year to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee’s roles and responsibilities can be found in its charter which is posted to our website at www.bhrreit.com under the “INVESTOR” tab, by navigating to the “Corporate Governance” link, then to the “Governance Documents” link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. The committee has retained Gressle & McGinley as its independent compensation consultant. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Ashford Trust). Our Compensation Committee has reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

32	2023 Proxy Statement

Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management or other directors present. Executives generally are not present during Compensation Committee meetings. However, our Chairman and certain of our executive officers and employees of our advisor do attend all or part of certain Compensation Committee meetings. Our Chairman, considering certain performance factors as set by the Board each year, annually reviews the compensation for each named executive officer and our advisor’s (and its subsidiaries’) employees as a group and makes recommendations to our Compensation Committee regarding the compensation we should grant to our named executive officers and our advisor’s (and its subsidiaries’) employees as a group. Final compensation decisions for our executive officers are ultimately made in the sole discretion of, and with the approval of, the members of the Board based on the recommendations of the Compensation Committee.
Corporate Governance
Our Compensation Committee believes that the integrity of corporate governance is reinforced by linking our executive officers’ long-term interests to the interests of our stockholders through our compensation program. We believe that our compensation program provides appropriate performance-based incentives to attract and retain leadership talent, and to align officer and stockholder interests.
The following policies support our position:
What We Do	What We Don’t Do
Pay for Performance. A substantial portion of our incentive compensation grants are tied to rigorous performance goals.	No Hedging/Pledging. We do not allow hedging or pledging of Company securities.
Equity Ownership Guidelines. We impose robust stock ownership guidelines on our executive officers.	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
Clawback Policy. We can recover annual cash bonuses and long-term equity incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Gressle & McGinley, which is independent and provides no other services to the Company.	No Stock Options. We do not grant stock options.
Compensation Risk Assessment. We conduct an annual compensation risk assessment.	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.
Consideration of Say-on-Pay Vote
At our 2022 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 92% of the votes cast at our 2022 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2022 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our named executive officers for 2022. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

2023 Proxy Statement 33

Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2022 and the total 2022 compensation paid to our named executive officers:
•
Under the terms of our advisory agreement, we incurred a total advisory fee of approximately $28.8 million to Ashford Inc., comprised of a base fee of approximately $12.8 million, approximately $4.7 million for reimbursable expenses inclusive of deferred cash compensation, equity-based compensation expense of approximately $10.6 million associated with equity grants of our common stock and LTIP units awarded to our executive officers and the officers and certain employees of Ashford Inc. and its affiliates and an incentive fee of approximately $803,000.

•
No specific portion of our advisory fee is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

•
For 2022, our named executive officers earned total cash compensation of approximately $5.2 million from Ashford Inc. based on amounts determined through the date hereof. This amount was comprised of an aggregate of approximately $2.0 million in salaries and an aggregate of approximately $3.2 million in cash bonuses. In addition, Ashford Inc. granted 49,676 restricted shares of common stock of Ashford Inc. with an aggregate grant date fair value of approximately $802,000, to our named executive officers.

•
Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 30% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

•
The 2022 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDA, liquidity levels and capital raising, as well as non-financial strategic goals related to investor outreach and loan refinancing.

2022 and 2023 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives’ interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company’s behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company’s and each named executive officer’s individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers’ roles and responsibilities.
The SEC’s rules require disclosure in the tables that follow this Compensation Discussion and Analysis of the equity awards that were granted to our named executive officers in 2022. However, this “2022 and 2023 Incentive Compensation Grant Decisions” section describes incentive compensation grants made to our named executive officers in March 2023 because the Company’s long-term incentive compensation awards are granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2022 (in respect of 2021 service), please refer to the “Executive Compensation” discussion contained in our 2022 proxy statement, filed with the SEC on March 30, 2022.
For our March 2023 awards based on 2022 performance, the size of the potential awards for our named executive officers was determined based on 2022 performance, historical compensation levels in the hospitality REIT sector (please refer to “—Review of Market Data for Peer Companies” below for further discussion of this analysis) and the

34	2023 Proxy Statement

recommendations of the Chairman in setting the awards for each individual named executive officer. 2022 performance was evaluated based on six business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the six business objectives set by the Board of Directors for 2022, along with the actual results:
2022 Business Objectives
	Budget	Actual	Comment
Revenue	$434.4M	$669.6M	Exceeded Budget
Adjusted EBITDAre*	$70.1M	$172.4M	Exceeded Budget
Liquidity**	$65M	$342.3M	Exceeded Budget
Sale / Issuance of Non-Traded Preferred Stock	$30M	$305.9M	Exceeded Budget
Investor Outreach	200	307	Exceeded Budget
Refinance Park Hyatt Beaver Creek Resort and Spa	Yes	Yes	Achieved
*
For a reconciliation of EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA Flows (the change in Adjusted EBITDAre divided by the change in revenue) to a measure under generally accepted accounting principles (“GAAP”) in the United States, see Annex A.

**	Actual includes cash and cash equivalents, restricted cash and due from third-party hotel managers.
Based on its review of 2022 performance, the Compensation Committee determined that the Company achieved all six of the business objectives resulting in the equity (and deferred cash) awards to our named executive officers described below.
Approximately 25% of the value of the annual awards was granted in an equity-based form (settled in either equity or cash as determined by the Compensation Committee) that is eligible to vest based on performance metrics established by the Compensation Committee. For 2022, the other approximately 75% of the award was made in the form of deferred cash payments (“Deferred Cash Awards’’) payable quarterly over three years generally subject to continued service. Named executive officers may elect to receive their performance-based equity awards in the form of performance stock units (“PSUs”) or performance LTIP units (“Performance LTIPs”), as described in further detail below. Upon vesting and reaching economic parity with the common units, LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock at a 1:1 conversion ratio.
Fiscal 2023 PSUs and Performance LTIPs will be eligible to vest (from 0% to 200% of target) based on achievement of three equally weighted operating performance targets through 2025, as set forth in the table below (with linear interpolation between the threshold and target, and target and maximum, performance levels):
Metric	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Median Annual Revenue Growth(1)	33 1∕3%	3%	5%	7%
Median Annual Adjusted EBITDAre Growth(2)	33 1∕3%	3%	5%	7%
Net Debt / Gross Investment Property Ratio(3)	33 1∕3%	46%	42%	38%
(1)
The median of the Company’s annual revenue growth rates over the three fiscal years ending December 31, 2023, 2024 and 2025, as reported in the Company’s consolidated financial statements reported on Form 10-K for each such fiscal year. However, in calculating the annual revenue growth rate for a fiscal year, the total revenue related to any hotel assets disposed of during that fiscal year will be subtracted from that fiscal year and the prior fiscal year.

(2)
The median of the Company’s annual Adjusted EBITDAre growth rates over the three fiscal years ending December 31, 2023, 2024 and 2025, based on annual Adjusted EBITDAre as reported in the Company’s annual reports on Form 10-K for each such fiscal year. However, in calculating the annual Adjusted EBITDAre growth rate for a fiscal year, the total Adjusted EBITDAre related to any hotel assets disposed of during that fiscal year will be subtracted from that fiscal year and the prior fiscal year.

(3)
Equal to the quotient of Net Debt (as defined below) divided by “investments in hotel properties, gross,” as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2025. “Net Debt” is defined as “indebtedness” less (w) “cash and cash equivalents,” (x) “restricted cash,” (y) financial assets “due from third-party hotel managers,” and (z) “marketable securities,” each as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2025.

2023 Proxy Statement 35

Achievement of each metric will be calculated at the end of the three-year performance period, and the performance level of each metric achieved will then be equally weighted and summed together, for a total vesting opportunity ranging from 0% to 200% of the target award. The awards will be settled in equity or cash as ultimately determined by the Compensation Committee.
A summary of the components of the March 2023 incentive compensation awards to our named executive officers is as follows.
	Target Performance- Based Shares/LTIPs Awarded (#)	Deferred Cash Amount ($)
Richard J. Stockton	176,295	2,223,821
Deric S. Eubanks	88,747	1,154,413
Alex Rose	67,233	874,553
Mark L. Nunneley	51,097	664,659
LTIP Units
The LTIP units are a special class of partnership units in Braemar OP called “long-term incentive partnership units.” Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Braemar OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement for Braemar OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Braemar OP’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Braemar OP at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.

36	2023 Proxy Statement

Review of Market Data for Peer Companies
Incentive compensation grants for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2019, the Compensation Committee, with the assistance of Gressle & McGinley, our independent compensation consultant, undertook such a review of competitive compensation compared to market, with a particular emphasis on market level of equity compensation.
Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The Compensation Committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.
The specific peers used to assess competitive pay include other hospitality REITs with similar assets. The hospitality REITs included in our assessment of competitive pay include: Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc.
The Compensation Committee also assessed the pay practices of these hospitality REITs in evaluating 2022 incentive compensation grant decisions for 2021 performance and 2023 incentive compensation grant decisions for 2022 performance.
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor in effect at the time of his appointment as Chief Executive Officer and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor in effect at the time of his appointment to such office. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute “common stock” for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive’s tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2022, each of our named executive officers had stock ownership that met the guidelines.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
Under the Company’s clawback policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, then the Compensation Committee, or, in the discretion of the Board, any other committee or body of the Board consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a “covered officer”), during the three-year period preceding the publication of the restated financial statement to

2023 Proxy Statement 37

reimburse the Company for any annual cash bonus and long-term incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such covered officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.
The independent director committee may take into account any factors it deems reasonable, necessary, and in the best interests of the Company to remedy any misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each covered officer, the independent director committee must consider the accountability of the applicable covered officer, any conclusion by the independent director committee whether a covered officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the covered officer to report another person’s grossly negligent acts, omissions, or willful misconduct. In addition, if a covered officer engaged in intentional misconduct or violation of Company policy that contributed to the award or payment of any annual cash bonus or long-term incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.
Under the Dodd-Frank Act, the SEC issued a rule in October 2022 directing the NYSE to adopt listing standards regarding the clawback of equity awards in certain circumstances. The NYSE released its proposed listing standards in response to the SEC rule on February 22, 2023, and those listing standards must become effective no later than November 28, 2023. Before those standards become effective, the Company will consider what changes to its recoupment policies are appropriate in light of those new standards and it will otherwise modify its recoupment policies if and as needed to comply with those standards.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its “covered employees,” which generally include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a “covered employee” for any taxable year beginning after December 31, 2016.
Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Braemar OP level. Section 162(m)’s deduction limitation may apply to our distributive share of Braemar OP’s deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders’ interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise). We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
Compensation Risk Assessment
The Compensation Committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The Compensation Committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. After conducting this review in 2022, the Compensation Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.

38	2023 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis disclosure with the Company’s management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE

Matthew D. Rinaldi, Chairman Candace Evans Rebeca Odino-Johnson

2023 Proxy Statement 39

Summary Compensation Table
The following table sets forth the fiscal 2022, 2021, and 2020 compensation paid to or earned by the Company’s named executive officers.
Name and Principal Position	Year	Salary(1)	Stock Awards / LTIPs(2)	All Other Compensation(4)	Total
Richard J. Stockton	2022	$―	$1,232,106	$422,556	$1,654,662
President and Chief Executive Officer	2021	$―	$2,454,338	$―	$2,454,338
	2020	$―	$495,423	$―	$495,423
Deric S. Eubanks	2022	$―	$594,684	$203,949	$798,633
Chief Financial Officer	2021	$―	$1,570,772	$―	$1,570,772
	2020	$―	$230,018	$―	$230,018
Alex Rose(3)	2022	$―	$239,794	$82,237	$322,031
Executive Vice President, General Counsel and Secretary
Mark L. Nunneley	2022	$―	$345,295	$118,421	$463,717
Chief Accounting Officer	2021	$―	$916,286	$―	$916,286
	2020	$―	$141,549	$―	$141,549
(1)
We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity-based (and, for 2022, certain cash-based incentive compensation) awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of either our Company or Ashford Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSU awards, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in the valuation of stock-based awards. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs issued to the named executive officers in 2022 assuming maximum performance is achieved. The grant date fair value of the Performance LTIPs and PSUs assuming target performance is one-half of the amount shown in the table below.

Name	At Maximum
Richard J. Stockton	$2,464,211
Deric S. Eubanks	$1,189,368
Alex Rose	$479,587
Mark L. Nunneley	$690,591
(3)	Mr. Rose first became an NEO in 2022.
(4)
Represents payments for 2022 under deferred cash awards granted by the Company in 2022. The terms of the deferred cash awards granted in 2022, which provide for potential payments over three years, are described in the Compensation Discussion and Analysis in our 2022 proxy statement, filed with the SEC on March 30, 2022.

40	2023 Proxy Statement

2022 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Equity Awards: Number of Shares of Stock or LTIPs(2)	Grant Date Fair Value of Equity Awards(3)
		Threshold	Target	Maximum
Richard J. Stockton	3/15/2022	104,593	209,186	418,372	—	$1,232,106
Deric S. Eubanks	3/15/2022	50,483	100,965	201,930	—	$594,684
Alex Rose	3/15/2022	20,356	40,712	81,424	—	$239,794
Mark L. Nunneley	3/15/2022	29,312	58,624	117,248	—	$345,295
(1)
Amounts represent the threshold, target, and maximum number of PSUs or performance LTIPs, at the election of the recipient, pursuant to the March 2022 equity awards for 2021 performance. Subject to forfeiture and the achievement of the applicable performance-based vesting criteria, these awards will vest on December 31, 2024.

(2)
Represents LTIP units or restricted common stock, at the election of the recipient, that vest in three substantially equal installments on the first three anniversaries following the date of grant, with vesting generally conditioned on the award recipient continuing to be an executive officer of the Company on each such vesting date.

(3)	Computed in accordance with FASB ASC Topic 718, excluding the effect of forfeitures and assuming the target level of achievement.

2023 Proxy Statement 41

Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2022:
Name	Number of Service- Based Equity Awards That Had Not Vested at December 31, 2022	Market Value of Service- Based Equity Awards That Had Not Vested at December 31, 2022(1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2022	Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2022(1)
Richard J. Stockton	23,334(2)	$95,903	—	$―
	60,510(3)	$248,696	—	$―
	56,153(4)	$230,789	87,498 (5)	$359,615
	—	$―	104,593(6)	$429,877
Deric S. Eubanks	10,834(2)	$44,528	—	$―
	38,727(3)	$159,168	—	$―
	35,938(4)	$147,705	55,998(5)	$230,152
	—	$―	50,483 (6)	$207,483
Alex Rose	—	$―	20,356(6)	$83,663
Mark L. Nunneley	6,666(2)	$27,397	—	$―
	22,591(3)	$92,849	—	$―
	20,964(4)	$86,162	32,666(5)	$134,255
	—	$0	29,312(6)	$120,472
(1)	Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 30, 2022 of $4.11.
(2)
These restricted shares or LTIPs were granted on March 11, 2020 with an initial vesting term of three years. One-third of the awards initially granted vested on March 11, 2021; one-third vested on March 11, 2022; and the remaining one-third vested on March 11, 2023.

(3)
These restricted shares or LTIPs were granted on March 15, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third will vest on March 15, 2024.

(4)
These restricted shares or LTIPs were granted on May 11, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third will vest on March 15, 2024.

(5)
These PSU awards or Performance LTIPs were granted on May 11, 2021 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2023. Amount reflects the threshold payout level, which is 50% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(6)
These PSU awards or Performance LTIPs were granted on March 15, 2022 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2024. Amount reflects the threshold payout level, which is 50% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

42	2023 Proxy Statement

Equity Awards Vested in Fiscal Year 2022
The following table provides information concerning equity awards granted by us that vested during 2022. None of the named executive officers hold any stock option awards.
Name	Stock Awards: Number of Equity Awards Acquired on Vesting	Value Realized on Vesting (1)
Richard J. Stockton	103,032	$609,399
Deric S. Eubanks	58,181	$342,563
Alex Rose	―	$―
Mark L. Nunneley	34,453	$202,960
(1)
This amount includes common stock and also vested LTIP units based upon the market value of our common stock upon vesting. Because of the nature of LTIP units, the actual value upon vesting, if any, may have been less, and the actual amount realized won’t be determinable until the units are redeemable.

Pension Benefits
We do not provide pension or retirement benefits to our named executive officers.
Nonqualified Deferred Compensation
Our named executive officers have not received any nonqualified deferred compensation.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) and our deferred cash awards will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without “cause” (as defined therein) or by the named executive officer for “good reason” (as defined therein); or (iii) the termination without “cause” or resignation for any reason of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change of control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon: (i) the termination or removal of the named executive officer as an employee of the Company by the Company without “cause” (including a termination of the advisory agreement with our advisor) or by the named executive officer for “good reason”; (ii) the death or disability of the named executive officer; (iii) a change of control of the Company; (iv) a change of control of our advisor, if such change of control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor; and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).
For the purposes of the plan, the following definitions apply:
“Cause” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “cause” generally means the named executive officer’s:
(i)
conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se

2023 Proxy Statement 43

basis due to any offices held by the named executive officer pursuant to the employment agreement, so long as any act or omission of the named executive officer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor’s board of directors);
(ii)	willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises, which is not cured within 30 days following written notice thereof;
(iii)
willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor, which is not cured within 30 days following written notice thereof;

(iv)	gross negligence or willful misconduct in the performance of duties which is not cured within 30 days following written notice thereof;
(v)	willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud; or
(vi)	chronic absence from work for reasons other than illness which is not cured within 30 days following written notice thereof.
A “change of control” of the Company is deemed to have occurred when:
(i)
any person other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

(ii)
the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)
individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the effective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.

“Good reason” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “good reason” generally means:
(i)
the assignment to the named executive officer of any duties, responsibilities, or reporting requirements inconsistent with his or her position, or any material diminishment of the named executive officer’s duties, responsibilities, or status;

(ii)	a reduction by our advisor in the named executive officer’s base salary or target bonus;
(iii)	the requirement that the principal place of business at which the named executive officer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)	any material breach by the advisor of the employment agreement.

44	2023 Proxy Statement

The following table sets forth the value of the equity and deferred cash awards held by the Company’s named executive officers as of December 31, 2022 whose vesting would accelerate in the circumstances described above, assuming a common stock value of $4.11 per share, the closing share price of the common stock as of December 31, 2022, and, as applicable, that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level. The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.
Name	Change in Control (No Termination)(1)	Involuntary Termination from Advisor, Death, Disability and Non-Renewal of Employment Agreement(1)
Richard J. Stockton	$3,157,968	$4,578,467
Deric S. Eubanks	$1,290,236	$2,049,534
Alex Rose	$167,326	$331,801
Mark L. Nunneley	$750,400	$1,193,651
(1)	Values assume that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level.
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

2023 Proxy Statement 45

Pay Versus Performance Disclosure
Year	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid(5) to PEO	Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid(5) to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on		Net Income (Loss) Attributable to the Common Stockholders (in thousands)	Adjusted EBITDAre (in thousands)(1)
					Total Shareholder Return	Peer Group(4) Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,654,662	$1,656,914	$528,127	$543,101	$46.88	$76.50	$(10,696)	$172,408
2021	$2,454,338	$2,446,288	$1,497,143	$1,547,429	$57.11	$90.32	$(40,004)	$87,465
2020	$495,423	$(1,288,688)	$229,486	$(483,842)	$51.62	$76.40	$(115,481)	$(4,535)
(1)	For a reconciliation of Adjusted EBITDAre to a measure under GAAP in the United States, see Annex A.
(2)	Mr. Stockton was PEO in 2022, 2021 and 2020.
(3)	2022: Messrs. Rose, Eubanks and Nunneley; 2021: Messrs. Robert G. Haiman, Eubanks, Nunneley and Welter; 2020: Messrs. Haiman, Eubanks, Welter and J. Robison Hays, III.
(4)	FTSE NAREIT Lodging & Resorts Index.
(5)
Compensation Actually Paid is the summary compensation table total for the PEO (column (b) above) and average summary compensation table total for the Non-PEO NEOs (column (d) above), as applicable, with the following adjustments to the value of equity adjusted as follows pursuant to Item 402(v)(2)(iii)(C) of Regulation S-K:

	PEO			Non-PEO Named Executive Officers
	2020	2021	2022	2020	2021	2022
Summary Compensation Table Total	$495,423	$2,454,338	$1,654,662	$229,486	$1,497,143	$528,127
SCT Reversal	($495,423)	($2,454,338)	($1,232,106)	($229,486)	($1,497,143)	($393,258)
New awards outstanding	$670,600	$2,677,424	$1,719,509	$347,275	$1,633,224	$548,825
Change in value of prior-year awards	($829,130)	($226,363)	($485,087)	($339,102)	($108,175)	($161,823)
New awards vested during the year	$—	$—	$—	$—	$—	$—
Vested prior-year awards	($187,730)	$164,460	$83,936	($95,218)	$61,587	$24,363
Forfeitures	($972,100)	($169,232)	($88,200)	($410,000)	($39,207)	($5,250)
Dividends	$29,673	$—	$4,200	$13,203	$—	$2,118
Compensation Actually Paid	$(1,288,688)	$2,446,288	$1,656,914	($483,842)	$1,547,429	$543,101

46	2023 Proxy Statement

Relationship Between Compensation Actually Paid (CAP) and Financial Performance Measures in the Pay Versus Performance Table

Compensation Actually Paid Versus Net Income,
2020 - 2022
($ thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
CAP
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
Net Income
($1,288.7)
($483.8)
($115.5)
$2,446.3
$1,547.4
($40.0)
$1,656.9
$543.1
($10.7)
2020
2021
2022
CAP to PEO
CAP to Non-PEO NEOs
Net Income (Loss)

Compensation Actually Paid Versus Total Shareholder Return, 2020 - 2022
(CAP $ thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
CAP
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
TSR
$2,446.3
$90.3
$76.4
$1,547.4
$1,656.9
$76.5
$57.1
$46.9
$51.6
$543.1
($483.8)
($1,288.7)
2020
2021
2022
CAP to PEO
CAP to Non-PEO NEOs
Company TSR
Peer Group TSR

2023 Proxy Statement 47

Total Shareholder Return is calculated assuming a $100 investment in the Company at the beginning of the period, calculated through the end of the applicable year shown based on the Company’s share price and assuming the reinvestment of any dividends during the applicable measurement period.

Compensation Actually Paid Versus Adjusted EBITDAre, 2020 - 2022
($ thousands)
CAP
Adjusted EBITDAre
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
($20)
$2,446.3
$1,547.4
$1,656.9
$543.1
($483.8)
($1,288.7)
($4.5)
$87.5
$172.4
2020
2021
2022
CAP to PEO
CAP to Non-PEO NEOs
Adjusted EBITDAre

Tabular List of Financial Performance Measures
The following financial performance measures in our assessment represent the three most important performance measures used by us to link company performance to the compensation actually paid to the applicable named executive officer for 2022.
1.	Adjusted EBITDAre
2.	Revenue
3.	EBITDA Flow

48	2023 Proxy Statement

PROPOSAL NUMBER TWO—ADVISORY APPROVAL OF
EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as “say-on-pay”). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section of this proxy statement. The Board recommends that stockholders vote “FOR” approval of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Braemar Hotels & Resorts Inc. as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders, in accordance with the SEC’s compensation disclosure rules.”
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.

2023 Proxy Statement 49

PROPOSAL NUMBER THREE—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITOR
We are asking our stockholders to ratify our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. BDO USA, LLP has served as the Company’s auditor since 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company’s consolidated financial statements, our Company’s compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company’s independent registered public accounting firm’s qualifications and independence, the performance of our Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.
Our Company’s management is primarily responsible for our Company’s internal control and financial reporting process. Our Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors Braemar’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 with our Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”).

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

50	2023 Proxy Statement

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 be included in Braemar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
AUDIT COMMITTEE Kenneth H. Fearn, Jr., Chair Rebeca Odino-Johnson Abteen Vaziri
Auditor Fees
Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2022 and 2021, aggregate fees incurred related to our principal accountants BDO USA, LLP consisted of the following:
	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$793,000	$698,821
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$793,000	$698,821
“Audit Fees” include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.
“Audit-Related Fees” include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
“Tax Fees” include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
“All Other Fees” include fees and related expenses for products and services that are not Audit Fees, Audit- Related Fees or Tax Fees.
Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending December 31, 2023.

2023 Proxy Statement 51

PROPOSAL NUMBER FOUR—APPROVAL OF AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
General
The Board proposes and recommends that stockholders approve Amendment No. 4 (the “Plan Amendment”) to our Second Amended and Restated 2013 Equity Incentive Plan as previously amended (the “2013 Plan”).
The 2013 Plan is our primary retention tool, the purpose of which is to encourage those who provide services to the Company (including, without limitation, our executive officers, non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company) to acquire or increase their equity interests in our Company to give an added incentive to work toward its growth and success.
As of December 31, 2022, there were (i) 1,469,068 shares of the Company’s common stock available for issuance under the 2013 Plan, (ii) 2,097,524 shares subject to outstanding “full-value” awards under the 2013 Plan (e.g., restricted stock, performance stock units, and time- and performance-based LTIPs, which figure includes 1,351,449 performance awards at the “target” level, and which may ultimately vest between 0% and 200% of target), and (iii) 0 shares subject to outstanding options and stock appreciation rights under the 2013 Plan.
The purpose of the Plan Amendment is to increase the aggregate number of shares of our common stock available for issuance under the 2013 Plan from 6,950,000 shares to 8,150,000 shares (an increase of 1,200,000 shares). All of the newly available shares would be available for the grant of incentive stock options.
The Board believes that increasing the reserved shares of the Company’s common stock available for issuance under the 2013 Plan by 1,200,000 shares would provide sufficient shares for the Company’s equity-based compensation needs for approximately one to two years following stockholder approval of the Plan Amendment. This estimate is based on our historical equity plan usage. The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our participant population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment.
As described in detail in the “Executive Compensation” section of this proxy statement, equity compensation is integral to our operations. Our executive officers, as with the other employees of our advisor, are eligible to receive equity awards from us, which provide them with long-term exposure to our performance and aligns their interests with those of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
We are asking stockholders to approve the Plan Amendment. A summary of the material terms of the 2013 Plan, as amended by the Plan Amendment, is set forth below. Our summaries of the Plan Amendment and the 2013 Plan (as amended by the Plan Amendment) are qualified in their entirety by reference to the full text of the 2013 Plan, which, as it would be amended by the Plan Amendment, is provided in Annex B to this proxy statement.
The potential dilution resulting from issuing all of the 1,200,000 additional shares of the Company’s common stock available for issuance under the 2013 Plan as amended by the Plan Amendment, if approved, would be 1.8%, based on our common stock outstanding as of March 10, 2023 (approximately 66,032,496 shares, exclusive of 4,244,618 outstanding units in our operating partnership). The Company’s burn rate over 2020-2022 under the 2013 Plan was 1.27%, 1.49% and 0.59%, respectively, for a three-year average burn rate of 1.12%.

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The following chart shows the status of performance-based compensation awards in respect of years 2020-2022:
Performance-Based Awards	# of PSUs @ Target	# of Performance LTIPs @ Target	# of Performance LTIPs @ Max
Non-Vested at Dec. 31, 2019	381,432	135,391	270,781
Granted	225,000	80,000	160,000
Vested or Earned	—	—	—
Forfeited	157,763	105,343	210,685
Non-Vested at Dec. 31, 2020	448,669	110,048	220,096
Granted	445,652	419,988	839,976
Vested or Earned	—	—	—
Forfeited	223,669	30,048	60,096
Non-Vested at Dec. 31, 2021	670,652	499,988	999,976
Granted	192,374	596,759	1,193,518
Vested or Earned	303,324	47,500	47,500
Forfeited	225,000	32,500	112,500
Non-Vested at Dec. 31, 2022	334,702	1,016,747	2,033,294

2023 Proxy Statement 53

SUMMARY OF THE 2013 PLAN, AS AMENDED BY THE PLAN AMENDMENT
Eligibility
Under the 2013 Plan, we may grant awards to employees, consultants and non-employee directors of the Company or its affiliates (including, without limitation, the Company’s advisor, Ashford Inc., and its subsidiaries). While we may grant incentive stock options only to employees of the Company or certain of its affiliates, we may grant nonqualified stock options and other types of awards to any eligible participant. As of December 31, 2022, we had six non-employee directors and we and our affiliates had a total of approximately 534 employees who are reasonably expected to be eligible for receipt of an award under the 2013 Plan.
Types of Awards
The 2013 Plan authorizes the Company to grant:
•	nonqualified stock options;
•	incentive stock options;
•	unrestricted (or “bonus”) stock;
•	restricted stock;
•	phantom stock;
•	stock appreciation rights; and
•	other stock-based awards, including LTIP units in our operating partnership and cash-denominated awards.
Shares Subject to the 2013 Plan
If the Plan Amendment is approved by our stockholders, the aggregate number of shares of our common stock available for issuance under the 2013 Plan would increase from 6,950,000 shares to 8,150,000 shares (an increase of 1,200,000 shares). These shares may be authorized but unissued shares or acquired in the open market. As of March 21, 2023, the closing per share trading value of our common stock was $4.11.
In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the 2013 Plan, the share limits set forth above, the number, amount and type of common stock subject to awards under the 2013 Plan, and the grant, purchase or exercise price of outstanding awards under the 2013 Plan will be ratably adjusted.
Any shares of common stock subject to an award under the 2013 Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the 2013 Plan. The following shares of common stock shall not, however, again become available for awards under the 2013 Plan: (i) shares of common stock tendered to or withheld by the Company in payment of the purchase price of a stock option issued under the 2013 Plan; (ii) shares of common stock tendered to or withheld by the Company to satisfy any tax withholding obligation with respect to an award under the 2013 Plan; (iii) shares of common stock repurchased by the Company with proceeds received from the exercise of a stock option issued under the 2013 Plan; and (iv) shares of common stock subject to a stock appreciation right issued under the 2013 Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.
Administration
The 2013 Plan is administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). Subject to the provisions of the 2013 Plan, the Compensation Committee interprets the 2013 Plan and all awards under the 2013 Plan, makes such rules as it deems necessary for the proper administration of the 2013 Plan, makes all other determinations necessary or advisable for the administration of the 2013 Plan, and corrects any defect or supplies any omission or reconciles any inconsistency in the 2013 Plan or in any award under the 2013 Plan in the manner and to the extent that the Compensation Committee deems desirable to effectuate the 2013 Plan. Any

54	2023 Proxy Statement

action taken or determination made by the Compensation Committee pursuant to the 2013 Plan will be final, binding and conclusive on all parties. The Compensation Committee will also select the participants who are granted any award, under the 2013 Plan.
The Compensation Committee may condition any award under the 2013 Plan, or the vesting or exercise thereof, upon continued service for a period of time and/or the achievement of any one or more performance goals.
Types of Awards
Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the fair market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. All of the shares available for issuance under the 2013 plan, including those subject to the Plan Amendment if approved, may be granted in the form of incentive stock options. The Compensation Committee may establish procedures through which the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, or by a combination of these payment methods. No stock option will be exercisable more than 10 years after the grant date. We have not granted any stock options under the 2013 plan.
Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock. Restricted stock generally entitles the holder to voting and dividend rights. While restricted stock remains unvested, the transferability of the restricted stock may be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the grant date.
Bonus Stock. Bonus stock is a share of common stock not subject to any vesting or forfeiture restrictions.
Phantom Stock. Phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, cash equal to the value of a stated number of shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals.
Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company an amount equal to the fair market value of the underlying share on the date of exercise less the grant price (or strike price) of the stock appreciation right. Stock appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable, and require that the related stock option be surrendered for cancellation. No stock appreciation right will be exercisable more than 10 years after the grant date.
Other Stock-Based Awards. Consistent with the terms of the 2013 Plan, the Compensation Committee will establish the terms of awards of other stock-based awards, including LTIP units, and such other awards may also be denominated and/or payable in cash. These awards may also be subject to vesting requirements as determined by the Compensation Committee, which may include completion of a period of service or attainment of performance objectives.
The LTIP units are a special class of partnership units in our operating partnership. Grants of LTIP units are designed to offer participants the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 2013 Plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. (Note that distributions on LTIPs that vest subject to achievement of performance goals accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common

2023 Proxy Statement 55

units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached.
Change of Control
In the event of a “change of control,” as defined in the 2013 Plan, unless otherwise provided in the terms of an applicable award, the Board shall have the authority, in its sole discretion, to (i) cause the acquirer in the “change of control” transaction to assume the outstanding awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s stock), (ii) terminate the 2013 Plan, (iii) terminate and cancel outstanding unvested or unexercised awards on terms and conditions the Board deems appropriate, and (iv) if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may accelerate vesting or exercisability of the awards, and/or waive, alter, or amend any applicable performance goals or other restrictions or limitations with respect to such awards. In addition, if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may require that all (but not less than all) participants in the 2013 Plan surrender their awards in exchange for cash (based on the fair market value of the shares underlying the award, or, in the case of an option, the “spread value” of such option).
Clawback
All awards granted under the 2013 Plan (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of common stock underlying the award) shall be subject to the provisions of any clawback policy implemented by the Company, our advisor, or any affiliate of the foregoing, as applicable, including, without limitation, any clawback policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement.
Minimum Vesting
No award under the 2013 Plan that vests based on continued employment or the passage of time shall vest in less than one year from the date the award is made, other than upon the death or disability of the participant or in the case of termination without “cause” or for “good reason,” or a termination following a “change of control,” in each case as specified in the document or instrument evidencing the award granted under the 2013 Plan. The performance period for any such award that vests based in whole or in part on performance shall be at least one year. Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the 2013 Plan and any shares issued pursuant to an award granted to a non-employee director may be issued pursuant to the vesting of awards over less than a one-year period.

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Transferability
Awards under the 2013 Plan are generally not transferable. However, the Compensation Committee may approve transfers to certain family members of a participant, a trust solely for the benefit of a participant and the participant’s family members, a partnership or limited liability company whose only partners or stockholders are the participant and the participant’s family members, or a beneficiary to whom donations are eligible to be treated as “charitable contributions.”
Prohibition on Repricing
The Compensation Committee does not have the right, without stockholder approval, to (i) grant to holders of outstanding options or stock appreciation rights, in exchange for the surrender and cancellation of such options or stock appreciation rights, (x) new options or stock appreciation rights having exercise or grant prices lower than the exercise or grant price provided in the options or stock appreciation rights so surrendered and canceled, or (y) another award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled option or stock appreciation right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
Amendment; Duration; Termination
The Board may amend, suspend, or terminate the 2013 Plan; provided, however, no amendment, suspension, or termination of the 2013 Plan may, without the consent of the holder of an award, terminate such award or adversely affect such holder’s rights with respect to such award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the plan (as that term is used in the rules of the NYSE) will be subject to stockholder approval. If not sooner terminated as described above, the plan will terminate on May 12, 2025, and no new awards may be granted after the termination date. Awards made before the termination of the plan will continue in accordance with their terms.
Material U.S. Federal Income Tax Consequences Related to Awards Granted under the 2013 Plan
The following is a brief summary of certain material U.S. federal income tax consequences related to awards under the 2013 Plan. This summary is not intended to be complete and does not purport to cover federal employment tax or other federal tax consequences, or any state, local, or non-U.S. taxes.
Tax Consequences to Participants
Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Nonqualified Stock Options. In general, no income will be recognized by a participant at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

2023 Proxy Statement 57

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock (or other securities or property) received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code.
However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock.
Other Stock-Based Awards. The tax consequences of another stock-based award will depend on the structure and terms of such award. Generally, LTIP units are intended to be treated as “profits interests” for purposes of the Code, meaning that a participant will generally not recognize income on the date of grant or vesting of an LTIP unit, and may benefit from taxation at long-term capital gains rates upon disposition of the LTIP unit if applicable holding period requirements are satisfied.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to applicable limitations under the Code (including Section 162(m) of the Code). The Company is not entitled to a corresponding deduction where a participant recognizes capital gain (or loss) in the circumstances described above.
Section 409A of the Code
Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Because benefits under the 2013 Plan are at the discretion of the Compensation Committee, it is not possible to determine the value of benefits that will be received by participants in the 2013 Plan with respect to any awards made in the future.

58	2023 Proxy Statement

Equity Compensation Plan Information
The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2022:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	972,728	N/A	1,469,068 (2)
Equity compensation plans not approved by security holders	None	N/A	None
Total	972,728	N/A	1,469,068
(1)
Consists of rights to acquire our common stock subject to the satisfaction of service and or performance vesting conditions (with the amount shown assuming the maximum level of performance under the 2021 and 2022 PSU awards). The number of shares subject to issuance under the PSUs (if any) will depend on the ultimate actual performance level, and the Company in its discretion may settle the 2022 PSUs in cash rather than shares of common stock.

(2)
As of December 31, 2022, approximately 1,469,068 shares of our common stock, or securities convertible into approximately 1,469,068 shares of our common stock, remained available for issuance under our 2013 Equity Incentive Plan.

Vote Required for Approval
Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast. Abstentions will not be treated as a vote cast either “for” or “against” the approval of the Plan Amendment, and therefore will not be included in the vote totals and will not affect the outcome of the vote for the Plan Amendment. Assuming a valid quorum is otherwise established, broker non-votes will have no effect on the outcome of any vote on the proposal to approve the Plan Amendment.
Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the Plan Amendment. The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement equity incentive compensation arrangements that are able to appropriately incentivize and retain our executive officers and non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company, and align the interests of participants with the interests of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
OF PROPOSAL NUMBER FOUR, APPROVAL OF AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN.

2023 Proxy Statement 59

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 10, 2023 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 10, 2023, we had an aggregate of 84,458,550 shares of voting stock outstanding, consisting of 66,032,496 shares of our common stock, 16,466,721 shares of our Series E Preferred Stock and 1,959,333 shares of our Series M Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors
	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Monty J. Bennett	273,755 (3)	*	44,444	*	—	*
Richard J. Stockton	155,897	*	—	*	—	*
Deric S. Eubanks	134,060	*	—	*	—	*
Mark L. Nunneley	295,954	*	18,000	*	—	*
Alex Rose	—	*	—	*	—	*
Stefani D. Carter	67,496	*	—	*	—	*
Candace Evans	33,292	*	1,118	*	—	*
Kenneth H. Fearn, Jr.	55,701	*	—	*	—	*
Rebeca Odino—Johnson	14,925	*	—	*	—	*
Matthew D. Rinaldi	76,839	*	4,444	*	—	*
Abteen Vaziri	48,261	*	—	*	—	*
All directors and executive officers as a group (11 persons)	1,156,180	1.7%	68,006	*	—	*
*	Denotes less than 1.0%
(1)
Ownership includes common units of Braemar OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 10, 2023 but excludes any LTIP units (including Performance LTIPs) issued subsequent to March 10, 2023 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

60	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 10, 2023 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock, our Series E Preferred Stock or Series M Preferred Stock, by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar’s common stock.
	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	11,540,339(2)	16.2%	—	*	—	*
Zazove Associates, LLC	6,850,778(3)	9.72%	—	*	—	*
Al Sham Investments Limited	6,563,000(4)	9.8%	—	*	—	*
DBR Hotel Owner LLC	5,593,000(5)	7.8%	—	*	—	*
(1)
As of March 10, 2023, there were outstanding and entitled to vote 66,032,496 shares of common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
Based on information provided by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 10, 2023. Per such Schedule 13G, BlackRock, Inc. has sole voting power over 10,467,268 shares and sole dispositive power of all of such shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
Based on information provided by Zazove Associates, LLC in a Schedule 13G filed with the SEC on February 3, 2023. Per such Schedule 13G, Zazove Associates, LLC has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Zazove Associates, LLC is 1001 Tahoe Blvd., Incline Village, NV 89451.

(4)
Based on information provided by Al Shams Investments Limited in a Schedule 13G filed with the SEC on February 14, 2023. Per such Schedule 13G, Al Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke HM 08, Bermuda.

(5)
Based on information provided by DBR Hotel Owner LLC in a Schedule 13G filed with the SEC on May 25, 2022. Per such Schedule 13G, DBR Hotel Owner LLC has shared voting power over all such shares and shared dispositive power of all such shares. The principal business address of DBR Hotel Owner LLC is 120 Carretera 693, Dorado, PR 00646.

Delinquent Section 16(a) Reports
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended 2022 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that one report, covering one transaction, was filed late by Mr. Bennett; one report, covering one transaction, was filed late by Mr. Eubanks; and one Form 3 and one report, covering one transaction, was filed late by Ms. Odino-Johnson.

2023 Proxy Statement 61

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A “related transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.
A “related person” means: (i) any director, director nominee or executive officer of the Company; (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction; (iii) any immediate family member of either of the foregoing; or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Ashford Trust and Ashford Inc., including its subsidiaries Premier, Remington Hotels and Ashford LLC, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Ashford Trust or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual’s private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.
Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

62	2023 Proxy Statement

Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of March 10, 2023, Mr. Monty J. Bennett may be deemed to beneficially own approximately 3,000,329 shares of Ashford Inc.’s common stock (consisting of common stock, vested options and Class 2 LTIPs to purchase common stock, and common units in Ashford Inc.’s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.’s common stock on a one-for-one basis, and inclusive of approximately 2,051,651 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.’s Series D Cumulative Convertible Preferred Stock (the “Series D Convertible Preferred Stock”), along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock (which is $25) divided by $117.50). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 52.3% of Ashford Inc.’s common stock.
As of March 10, 2023, Mr. Monty J. Bennett’s father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately 2,221,369 shares of Ashford Inc.’s common stock (consisting of common stock and common units in Ashford Inc.’s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.’s common stock on a one-for-one basis, inclusive of approximately 2,095,871 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.’s Series D Convertible Preferred Stock, along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 41.7% of Ashford Inc.’s common stock.
All of our named executive officers are executive officers or employees of Ashford Inc. (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Inc.), and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of March 10, 2023, our directors and named executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 452,784 shares of Ashford Inc.’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 13.0% of Ashford Inc.’s common stock.1
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the 2023 award, such annual equity award can be settled in either equity or cash as determined by the Compensation Committee. For the year ended December 31, 2022, we awarded equity grants of our performance stock units, and Performance LTIPs to certain of Ashford Inc.’s executive officers valued at approximately $3.8 million (based on the target level). In March 2023, we awarded deferred cash awards and equity grants of performance stock units and performance LTIP units to certain Ashford Inc.’s executives valued at approximately $10.5 million (based on the target level) and deferred cash awards to Ashford Inc.’s non-executive employees valued at approximately $2.7 million. For the 2023 awards, such annual equity awards can be settled in either equity or cash as determined by the Compensation Committee.
1
The total number of shares outstanding used in calculating the percentage for each person assumes that the common units and vested options held by such person are redeemed for common stock and the Series D Convertible Preferred Stock beneficially owned by any such person are converted into common stock at the stated conversion ratio, but none of the common units or vested options held by other persons are redeemed for common stock or, in the case of the Series D Convertible Preferred Stock, are converted into common stock.

2023 Proxy Statement 63

Advisory Agreement
Our advisory agreement with Ashford Inc. has an initial ten-year term, which expires on January 24, 2027. The advisory agreement is automatically renewed for successive ten-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us, on a monthly basis, a base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to Ashford Inc. in respect of hotel properties that we have sold. Ashford Inc. may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2022, we paid to Ashford Inc. a base fee of $12.8 million and incentive fee of approximately $803,000. In January 2023, we paid Ashford Inc. a one-third installment (approximately $268,000) of the incentive fee incurred (approximately $803,000) with respect to its services in 2022.
In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2022, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $4.7 million.
If either Ashford Inc. or Ashford LLC performs services for us outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. Ashford Inc. and Ashford LLC are also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement, and upon certain events that result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay Ashford Inc. or its subsidiaries a termination fee equal to the greater of:
•
(i) 12 multiplied by (ii) the sum of (A) Ashford Inc.’s net earnings for the 12-month period ending on the last day of the fiscal quarter preceding the termination date of our advisory agreement (“LTM Period”) and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement;

•
(i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA (as defined in Ashford Inc.’s Form 10-Q and Form 10-K filed with the SEC following the end of each fiscal quarter or fiscal year, as applicable) for the LTM Period, multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement; and

•
the simple average, for the three years preceding the fiscal year in which the termination fee is due, of (i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement.

Additionally, pursuant to our charter, we are required to nominate persons designated by Ashford LLC as candidates for election as directors at any stockholders meeting at which directors are to be elected, such that Ashford LLC’s designees constitute as nearly as possible 29% of our Board of Directors, in all cases rounding to the next larger whole number, for so long as the advisory agreement is in effect.

64	2023 Proxy Statement

On March 10, 2022, the Company entered into a Limited Waiver Under Advisory Agreement (the “2022 Limited Waiver”) with Braemar OP, Braemar TRS and its advisor. The current advisory agreement (i) allocates responsibility for certain employee costs between the Company and its advisor and (ii) permits the Company’s board of directors to issue annual equity awards in the Company or Braemar OP to employees and other representatives of its advisor based on achievement by the Company of certain financial or other objectives or otherwise as the Company’s board of directors sees fit. Pursuant to the 2022 Limited Waiver, the Company, Braemar OP, Braemar TRS and the Company’s advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company’s cost and expense, to award during the first and second fiscal quarters of calendar year 2022 cash incentive compensation to employees and other representatives of its advisor.
On March 2, 2023, the Company entered into a separate Limited Waiver Under Advisory Agreement (the “2023 Limited Waiver”) with Braemar OP, Braemar TRS and its advisor. Pursuant to the 2023 Limited Waiver, the Company, Braemar OP, Braemar TRS and the Company’s advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company’s cost and expense, to award during the first and second fiscal quarters of calendar year 2023 cash incentive compensation to employees and other representatives of its advisor.
Enhanced Return Funding Program Agreement
On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement with our advisor (the “ERFP Agreement”). The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the Enhanced Return Funding Program Agreement on our behalf and Ashford Inc.’s behalf, respectively. Under the Enhanced Return Funding Program Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to $100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel’s purchase price in exchange for furniture, fixtures and equipment (“FF&E”), which is subsequently leased to us rent-free. As a result of The Ritz-Carlton Lake Tahoe acquisition in 2019, Braemar was entitled to receive $10.3 million from Ashford LLC in the form of future purchases of FF&E at Braemar hotel properties that will be leased to us by Ashford LLC rent free. As of December 31, 2021, Ashford LLC had remitted payments of $10.3 million to the Company.
In 2021, the Company sold approximately $1.6 million of hotel FF&E from Braemar hotel properties to Ashford LLC, which was subsequently leased back to the Company rent-free. In accordance with ASC 842, the Company evaluated the transactions and concluded that the transactions qualified as sales. As a result, the Company recorded an aggregate gain of $197,000 for the year ended December 31, 2021. The gains are recorded in “gain (loss) on insurance settlement, disposition of assets and sale of hotel properties” in our consolidated statements of operations.
Upon expiration of an ERFP lease, the Company purchased the underlying FF&E from Ashford Inc. at fair value for $144,000, which was paid during the third quarter of 2021.
On November 8, 2021, we received written notice from Ashford Inc. of its intention not to renew the ERFP program. As a result, the ERFP Agreement terminated in accordance with its terms on January 15, 2022.
Lismore Agreement
On March 20, 2020, the Company entered into an agreement with Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., to engage Lismore to seek modifications, forbearances or refinancings of the Company’s loans (the “Lismore Agreement”). Pursuant to the Lismore Agreement, Lismore was obligated, during the agreement term, (which commenced on March 20, 2020 to negotiate the refinancing, modification or forbearance of the existing mortgage and mezzanine debt on the Company’s hotels and secured revolving credit facility. The Lismore Agreement was terminated effective March 20, 2021, though the Company continued to pay Lismore certain fees during the year ended December 31, 2022.
In connection with the services provided by Lismore, Lismore was entitled to be paid an advisory fee (the “Advisory Fee”) of up to 50 basis points (0.50%) of the aggregate amount of the modifications, forbearances or refinancings of the Company’s mortgage and mezzanine debt and its secured revolving credit facility (the “Financing”), calculated and payable as follows: (i) 12.5 basis points (0.125%) of the aggregate amount of potential Financings upon execution of the Lismore Agreement; (ii) 12.5 basis points (0.125%) payable in six equal installments beginning

2023 Proxy Statement 65

April 20, 2020 and ending on September 20, 2020; provided, however, in the event the Company did not complete, for any reason, Financings during the term of the Lismore Agreement equal to or greater than $1,091,250,000, then the Company shall offset, against any fees owed by the Company or its affiliates pursuant to the Advisory Agreement, a portion of the fee paid by the Company to Lismore equal to the product of (x) the amount of Financings completed during the term of the Lismore Agreement minus $1,091,250,000 multiplied by (y) 0.125%; and (iii) 25 basis points (0.25%) payable upon the acceptance by the applicable lender of any Financing.
Upon entering into the agreement with Lismore, the Company made a payment of $1.4 million. No amount of this payment can be clawed back. The Company paid approximately $1.4 million related to periodic installments of which $683,000 was expensed in accordance with the agreement. The remaining $681,000 was set off against the cash payment of the base advisory fee per the agreement upon contract termination in March 2021. Further, the Company paid approximately $1.4 million in success fees in connection with signed forbearance or other agreements. In total the Company paid approximately $4.1 million under the Lismore Agreement.
On May 26, 2021, the Company entered into a separate agreement with Lismore to negotiate, on the Company’s behalf, one or more modifications to the terms of the approximately $50 million mortgage loan assumed by the Company (or one of its subsidiaries) in connection with the Company’s acquisition of the Mr. C Beverly Hills Hotel in Los Angeles, California. Upon closing of the Company’s acquisition of the hotel on August 5, 2021, the Company paid Lismore a fee of $150,000.
In connection with the closing of the Four Seasons Resort Scottsdale mortgage loan in December 2022, the Company paid Lismore a fee of approximately $750,000.
Agreement with Real Estate Advisory Holdings LLC
On August 26, 2021, the Company entered into an agreement with Real Estate Advisory Holdings LLC (“REA Holdings”) to negotiate, on the Company’s behalf, a refinancing of the existing mortgage loan on the Company’s Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado. The amount of the refinanced mortgage loan was approximately $70.5 million. Upon closing of the refinancing on February 2, 2022, the Company paid REA Holdings a fee of $637,000. Ashford Inc. indirectly owns a 30% non-controlling equity interest in REA Holdings.
Project Management Agreement
In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Premier pursuant to which Premier provides construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services. Pursuant to the project management agreement, we pay Premier: (a) project management fees of up to 4% of project costs; and (b) for the following services as follows: (i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the purchasing fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year). On March 20, 2020, we amended the project management agreement to provide that Premier’s fees shall be paid by the Company to Premier upon the completion of any work provided by third party vendors to the Company. For the year ended December 31, 2022, the amount of design and construction service fees we paid to Premier was approximately $9.3 million. Additionally, there were other reimbursed expenses related to fixed asset accounting services of approximately $613,000. In March 2023, we awarded Deferred Cash Awards to Premier’s employees valued at approximately $478,000.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either: (i) unanimously vote not to engage Premier; or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that

66	2023 Proxy Statement

it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better. Pursuant to the mutual exclusivity agreement, we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria.
Hotel Management Agreement
Our operating partnership previously entered into a master management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel management agreement with respect to hotel management. Under our amended and restated hotel management agreement with Remington Lodging, Remington Lodging provides hotel management services to three of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.’s November 6, 2019 acquisition of Remington Lodging, Remington Hotels became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hotels remains in effect. From and after November 6, 2019, pursuant to the hotel management agreement, we paid Remington Hotels hotel management fees and other fees.
We pay monthly hotel management fees equal to the greater of approximately $16,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met and other general and administrative expense reimbursements primarily related to accounting services. Pursuant to the terms of a letter agreement dated March 13, 2020, in order to allow Remington Hotels to better manage its corporate working capital and to ensure the continued efficient operation of our hotels, we agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis. The letter agreement went into effect on March 13, 2020 and will continue until terminated by us.
For the year ended December 31, 2022, the amount of hotel management fees incurred by us to Remington Hotels was approximately $3.7 million, which includes approximately $2.9 million of base management fees and approximately $786,000 of incentive fees. Additionally, there were other reimbursed expenses of approximately $630,000. In March 2023, we awarded Deferred Cash Awards to Remington Hotels’ employees valued at approximately $683,000.
Hotel Management Mutual Exclusivity Agreement
Further, we and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hotels and our Chairman, Mr. Monty J. Bennett, and his father, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Hotels that do not meet the investment criteria of Ashford Trust. We also agreed to hire Remington Hotels or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hotels, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hotels because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hotels or that another manager or developer could perform the duties materially better.
Cash Management Strategy with Ashford Inc.
In September 2022, given the recent increases in interest rates on short-term U.S. Treasury securities, the independent members of our board of directors approved the engagement of Ashford Inc. to actively manage and invest the Company’s excess cash in short-term U.S. Treasury securities (the “Cash Management Strategy”). As consideration for the Advisor’s services under this engagement, the Company will pay the Advisor an annual fee equal to the lesser of (i) 20 basis points (0.20%) of the average daily balance of the Company’s excess cash invested by the Advisor and (ii) the actual rate of return realized by the Cash Management Strategy (the “Cash Management Fee”); provided that in no event will the Cash Management Fee be less than zero. The Cash Management Fee will be calculated and payable monthly in arrears. Investment of the Company’s excess cash pursuant to the Cash Management Strategy commenced in October 2022.

2023 Proxy Statement 67

Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2022 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the advisory agreement), the approximate amounts paid by us for those services, Ashford Inc.’s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies’ boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.
Company name	Product or Service	Amounts Paid by/ (Retained by) us for Product or Service in 2022	Ashford Inc. Interest	Ashford Inc. Board Seats/ Board Seats Available
OpenKey(1)	Mobile key app	$39,000	77%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$150,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$750,000	100%	N/A
INSPIRE(4)	Audio visual services	$(3,800,000)	100%	N/A
RED Hospitality & Leisure	Watersports, ferry and excursion services	$525,000	100%	2/3
Ashford LLC	Insurance claims services	$3,000	100%	N/A
Premier(5)	Design and construction services	$9,875,000	100%	N/A
Remington Hotels(6)	Hotel management services	$4,288,000	100%	N/A
Real Estate Advisory Holdings LLC	Debt placement/real estate brokerage	$637,000	30%	1/3
Ashford Securities LLC(7)	Broker/dealer and dealer manager fees	$15,501,000	100%	2/2
(1)
As of December 31, 2022, Ashford Trust held a 15.1% noncontrolling interest in OpenKey, Inc. (“OpenKey”), and Braemar held a 7.9% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar invested $3.2 million, $0 and $328,000, respectively, in OpenKey during the year ended December 31, 2022. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its affiliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey’s Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director. On March 9, 2021, Ashford Inc. acquired all of the redeemable noncontrolling interest’s shares in OpenKey for a purchase price of approximately $1.9 million. As a result of the acquisition, Ashford Inc.’s ownership in OpenKey increased to 75.4% with the remainder held by noncontrolling interest holders, including 16.7% and 7.8% owned by Ashford Trust and Braemar, respectively.

(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC (“Pure Wellness”), a New York limited liability company that provides hypoallergenic premium room products and services to hotels and other venues, including hotels owned by us and our affiliates.

(3)
Lismore Capital II LLC (Lismore Capital”) a wholly-owned subsidiary of our advisor, provides debt placement and loan refinancing, modification and forbearance services to affiliates of Ashford Trust, Braemar and third parties.

(4)
On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; “INSPIRE”) in the United States, Mexico, and the Dominican Republic. On March 1, 2019, INSPIRE acquired a privately-held company that conducts the business of BAV Services in the United States (“BAV”) for approximately $9.0 million excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.’s ownership interest in INSPIRE increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in INSPIRE for $150,000. As a result of the acquisition, Ashford Inc.’s ownership in INSPIRE increased to 100%. INSPIRE provides an integrated suite of audio-visual services, including event, hospitality, and creative services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reflects the commission “retained by” Ashford Trust and Braemar hotels.

(5)
On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.’s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Officer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.’s common stock. The approximate $9.9 million amount disclosed above includes approximately $613,000 of reimbursed expenses related to fixed asset accounting services in addition to the approximate $9.3 million of fees for design and construction services.

(6)
On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.’s Series B Convertible Preferred Stock for $478 million of Ashford Inc.’s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.’s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.’s common stock at a conversion ratio equal

68	2023 Proxy Statement

to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The approximate $4.3 million amount disclosed above includes approximately $630,000 of reimbursed expenses and $786,000 of incentive management fees in addition to the approximate $2.9 million of hotel management fees.
(7)
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC (“Ashford Securities”) to raise retail capital in order to grow its existing and future advised platforms. In connection with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust to provide funds to Ashford Inc. to fund the formation, registration and ongoing funding requirements of Ashford Securities. In February 2023, we entered into the Third Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust with respect to the funding of certain expenses of Ashford Securities. As of December 31, 2022, Braemar has funded approximately $5.6 million. During the year ended December 31, 2022, the funding estimate was revised based on the latest capital raise estimates of the aggregate equity offerings raised by Ashford Securities. This resulted in additional expense of approximately $7.2 million for the year ended December 31, 2022.

Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC (“Ashford Securities”) to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust pursuant to which we agreed to contribute, with Ashford Trust, funds to operate Ashford Securities.
On December 31, 2020, we entered into an Amended and Restated Contribution Agreement (the “Amended and Restated Contribution Agreement”) with Ashford Inc. and Ashford Trust with respect to the funding of certain expenses of Ashford Securities. Beginning on the effective date of the Amended and Restated Contribution Agreement, costs were allocated 50% to Ashford Inc., 0% to Ashford Trust and 50% to Braemar. Upon reaching the earlier of $400 million in aggregate preferred equity offerings raised, or June 10, 2023, there will be a true up (the “Amended and Restated True-up Date”) among Ashford Inc., Ashford Trust and Braemar whereby the actual amount contributed by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively, through Ashford Securities (the resulting ratio of contributions among the Parties, the “Initial True-up Ratio”). On January 27, 2022, Ashford Trust, Braemar and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed with all expenses allocated 45% to Ashford Trust, 45% to Braemar and 10% to Ashford Inc. As of December 31, 2022, Braemar has funded approximately $5.6 million. For fiscal years ending 2022, 2021, 2020 and 2019, Braemar funded $2.1 million, $2.5 million, $162,000 and $834,000, respectively.
On February 1, 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust. The Third Amended and Restated Contribution Agreement states that after the Amended and Restated True-Up Date occurs, capital contributions for the remainder of fiscal year 2023 will be divided between each party based on the Initial True-Up Ratio. Thereafter on a yearly basis at year-end, starting with the year-end of 2023, there will be a true-up between the parties whereby there will be adjustments so that the capital contributions made by each party will be based on the cumulative amount of capital raised by each party through Ashford Securities as a percentage of the total amount raised by the parties collectively through Ashford Securities since June 10, 2019 (the resulting ratio of capital contributions among the Company, Ashford Inc. and Ashford Trust following this true-up, the “Cumulative Ratio”). Thereafter, the capital contributions will be divided among each party in accordance with the Cumulative Ratio, as recalculated at the end of each year.
Our Relationship and Agreements with Ashford Trust
We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust’s operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust’s operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.
All of our named executive officers are executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we have one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of March 10, 2023, our directors and named executive officers and their immediate family members (including

2023 Proxy Statement 69

Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father) collectively may be deemed to beneficially own 188,863 shares of Ashford Trust’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 0.5% of Ashford Trust’s common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of our advisory agreement with Ashford Inc., we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust’s acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).
Separation and Distribution Agreement
Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:
•	any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
Ashford Trust’s continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties.

Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:
•	any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust’s hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust’s investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

70	2023 Proxy Statement

OTHER PROPOSALS
Stockholder proposals intended to be presented at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than November 29, 2023. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2024 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than February 10, 2024 and no later than March 11, 2024. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

2023 Proxy Statement 71

GENERAL INFORMATION
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out- of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.
We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee of up to $12,500, plus out-of-pocket expenses.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
The Company’s voting equity securities are shares of our common stock, Series E Preferred Stock and Series M Preferred Stock. Each share of common stock, Series E Preferred Stock and Series M Preferred Stock entitles the holder to one vote. As of March 10, 2023, there were 66,032,496 shares of common stock outstanding and entitled to vote, 16,466,721 shares of Series E Preferred Stock outstanding and entitled to vote and 1,959,333 Series M Preferred Stock outstanding and entitled to vote. The Series E Preferred Stock and Series M Preferred Stock will vote together with the holders of our common stock as a single class on all matters. Only record holders of shares of our common stock, Series E Preferred Stock and Series M Preferred Stock at the close of business on March 10, 2023 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.
Counting of Votes
A quorum will be present at the Annual Meeting if the stockholders entitled to cast at least one-third of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred

72	2023 Proxy Statement

Stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the Annual Meeting until a quorum has been obtained.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) (Proposal 1). Each share of our common stock, Series E Preferred Stock or Series Me Preferred Stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.
The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the company’s executive compensation (Proposal 2), to ratify the appointment of BDO USA, LLP as our independent auditor for the year ending December 31, 2023 (Proposal 3), for approval of the Plan Amendment to the 2013 Plan (Proposal 4) and for any other matter that may properly come before the stockholders at the meeting.
If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” The election of directors (Proposal 1), the advisory compensation proposal (Proposal 2) and approval of the Plan Amendment to the 2013 Plan (Proposal 4) are non-routine items under the rules of the NYSE, and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1, 2 and 4. The ratification of the appointment of BDO USA, LLP as our independent auditor (Proposal 3) is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions and broker non-votes, if any, will not be included in the vote totals and will not be considered as “votes cast,” and accordingly will have no effect on the outcome of, Proposals 1 through 4.
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board’s recommendations.
Right to Revoke Proxy
If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•
notify our Executive Vice President, General Counsel and Secretary in writing before your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock have been voted at the Annual Meeting;

•	sign, date and mail a new proxy card to Broadridge Investor Financial Solutions, Inc.; or
•	attend the annual meeting of stockholders and vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock in person.
You must meet the same deadline when revoking your proxy as when granting your proxy. See the “-Voting” section of this proxy statement for more information.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

2023 Proxy Statement 73

Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.
Annual Report
Stockholders may request a free copy of our 2022 Annual Report, which includes our Annual Report to Stockholders on Form 10-K for our fiscal year ended December 31, 2022, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2022 Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

74	2023 Proxy Statement

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2022, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 28, 2023. You should not assume that the information contained in this proxy statement is accurate as of any later date.

2023 Proxy Statement 75

ANNEX A
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE
In the section of this proxy statement captioned “Executive Compensation” we disclose our Adjusted EBITDAre for the year ended December 31, 2022 (our “2022 Adjusted EBITDAre”). This financial measure is considered a non-GAAP financial measure under the SEC’s rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate the non-GAAP financial measure (the “Non-GAAP Financial Measure”), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to the Non-GAAP Measure (the “Comparable GAAP Measure”), disclose the reasons why we think the Non-GAAP Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of the Non-GAAP Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a “reported” financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31, 2022.
Our net income (loss) for the year ended December 31, 2022 (which we refer to as our “2022 Net Loss”) and our net income (loss) per share for the year ended December 31, 2022 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2022.
2022 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, equity in (earnings) loss of unconsolidated entity and after the Company’s portion of EBITDA of OpenKey. In addition, we excluded impairment on real estate, (gain) loss on insurance settlement and disposition of assets and Company’s portion of EBITDAre of OpenKey from EBITDA to calculate EBITDA for real estate, or EBITDAre, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).
We then further adjust EBITDAre to exclude certain additional items such as amortization of favorable (unfavorable) contract assets (liabilities), transaction and conversion costs, write-off of loan costs and exit fees, gain/loss on insurance settlements, legal, advisory and settlement costs, other income/expense, the Company’s portion of adjustments to EBITDAre of OpenKey and non-cash items such as unrealized gain/loss on derivatives and stock/unit-based compensation.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2022 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments, (ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.

2023 Proxy Statement A-1

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre
(in thousands) (unaudited):

Net income (loss)	$19,348
Interest expense and amortization of loan costs	52,166
Depreciation and amortization	78,122
Income tax expense (benefit)	4,043
Equity in (earnings) loss of unconsolidated entity	328
Company’s portion of EBITDA of OpenKey	(334)
EBITDA and EBITDAre	153,673
Amortization of favorable (unfavorable) contract assets (liabilities)	463
Transaction and conversion costs	9,679
Other (income) expense	(497)
Write-off of loan costs and exit fees	146
(Gain) loss on insurance settlements	(55)
Unrealized (gain) loss on derivatives	(4,464)
Stock/unit-based compensation	11,285
Legal, advisory and settlement costs	2,170
Company’s portion of adjustments to EBITDAre of OpenKey	8
Adjusted EBITDAre	$172,408

A-2	2023 Proxy Statement

ANNEX B
BRAEMAR HOTELS & RESORTS, INC
SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
AS PROPOSED TO BE AMENDED BY AMENDMENT NO. 4
ARTICLE I

INTRODUCTION
1.1 Purpose. The Braemar Hotels & Resorts, Inc. Second Amended and Restated 2013 Equity Incentive Plan (as amended, the “Plan”) is intended to promote the interests of Braemar Hotels & Resorts, Inc., a Maryland corporation (the “Company”), and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company, the Advisor and each of their respective Affiliates (each term as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company, the Advisor and each of their respective Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed 8,150,000 shares of outstanding Common Stock. In no event may the total number of shares of common stock subject to options or Stock Appreciation Rights (SARs) awarded to any eligible participant under the Plan during any single calendar year exceed 1,000,000. In no event may the total number of shares of common stock subject to full value awards, including performance awards or other stock-based awards, awarded to any eligible Participant during any single calendar year exceed 1,000,000.
In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan, the individual share limits set forth above and in Section 3.8, the number, amount and type of common stock subject to awards under the Plan, and the grant, purchase or exercise price of outstanding Awards shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
Any shares of Common Stock subject to an Award that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of shares of Common Stock available for grant under this Section 1.2 shall be increased by the number of shares of Common Stock that is forfeited or expires or is settled for cash. The following shares of Common Stock shall not, however, again become available for Awards or increase the number of shares of Common Stock available for grant under this Section 1.2: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under this Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, and (iv) shares of Common Stock subject to a Stock Appreciation Right issued under this Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.
1.3 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate

2023 Proxy Statement A-1

the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.
1.4 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such holder’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to stockholder approval.
1.5 Granting of Awards. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.
1.6 Term of Plan. The Plan was originally effective as of November 5, 2013 (the “Effective Date”), the date of original approval of the Plan by the stockholders of the Company. This amendment and restatement of the Plan was approved by the Board on March 25, 2015, subject to approval of the Company’s shareholders at its 2015 Annual Meeting of Shareholders (the “Amendment Date”) The provisions of the Plan, as amended and restated, are applicable to all Awards granted on or after the Amendment Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Amendment Date.
1.7 Leave of Absence. If an employee of the Company, the Advisor or one of their respective Affiliates is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed ninety (90) days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, such person shall be deemed to no longer be an “Employee” for purposes of an outstanding Award on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.
1.8 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Advisor” means Ashford Hospitality Advisors LLC, a Delaware limited liability company, together with any successors and assigns.
“Affiliate” means (i) Remington, (ii) any entity in which the Company, the Advisor or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any “parent corporation” of the Company, the Advisor or Remington (as defined in Section 424(e) of the Code), (iv) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company, the Advisor or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, the Advisor or Remington.
“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock-Based Awards.
“Bonus Stock” is defined in Article V.
“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company or the Advisor shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company, the Advisor or one of their respective Affiliates or substantial injury to the business reputation of the Company, the Advisor or one of their respective Affiliates; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company, the Advisor or one of their respective Affiliates; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company, the Advisor or one of their respective Affiliates (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a

A-2	2023 Proxy Statement

reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company, the Advisor or one of their respective Affiliates, as the case may be.
“Change of Control” shall be deemed to have occurred upon any of the following events:
(i)
any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified in Section 13(d) and 14(d) of the 1934 Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington, the Advisor or any of their respective Affiliates, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii)
the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more members of the Board, each of whom qualifies as both an “outside director” as described in Section 162(m)(4)(C)(i) of the Code and a “non-employee director” within the meaning of Section 16b-3 under the 1934 Act.

2023 Proxy Statement A-3

“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company, the Advisor or any of their respective Affiliates.
“Covered Employee” shall mean those employees of the Company who are “covered employees” as defined in Section 162(m)(3) of the Code.
“Disability” means an inability to perform the Participant’s material services for the Company, the Advisor or any of their respective Affiliates, as applicable, for a period of ninety (90) consecutive days or a total of one hundred eighty (180) days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian) and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company, the Advisor or any of their respective affiliates shall conclusively establish the Participant’s disability. If a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
“Employee” means any employee of the Company, the Advisor or any of their respective Affiliates.
“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company, the Advisor or any of their respective Affiliates.
“Fair Market Value” or “FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination or, if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.
“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:
(i)
if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or service to the Company, the Advisor or any of their respective Affiliates, which agreement includes a definition of “Good Reason” for termination of employment with or service to the Company, the Advisor or any of their respective Affiliates, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

(ii)
if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company, the Advisor or any of their respective Affiliates that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, if the Company, the Advisor or any of their respective Affiliates, as applicable, fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant setting forth a description of such Good Reason:

(a)	the removal from or failure to re-elect the Participant to the office or position in which he or she last served;
(b)
any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status, including the assignment to the Participant of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company, the Advisor or one of their respective Affiliates, as applicable;

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(c)
a material reduction by the Company, the Advisor or one of their respective Affiliates in the Participant’s fees, compensation, or benefits that is not part of a reduction affecting all members of the management team or Board; or

(d)
the requirement by the Company, the Advisor or one of their respective Affiliates that the principal place of business at which the Participant performs his or her duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.

“Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.
“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company, the Advisor or any of their respective Affiliates.
“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.
“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Option, or both, as applicable.
“Optionee” means a Participant who has received or will receive an Option.
“Option Expiration Date” means the date determined by Committee which shall not be more than ten (10) years after the date of grant of an Option.
“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Common Stock or the value of securities of or the performance of specified subsidiaries, including LTIP units in the Company’s operating partnership.
“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.
“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.
“Participant” means any Employee, Consultant or Non-Employee Director granted an Award under the Plan.
“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.
“Phantom Stock” means an Award of the right to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period which is granted pursuant to Article VI of the Plan.
“Purchased Stock” is defined in Section 4.1.
“Remington” means Remington Lodging & Hospitality LLC, a Delaware limited liability company, and its affiliates.
“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.
“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

2023 Proxy Statement A-5

ARTICLE II
OPTIONS
2.1 Grants. The Committee may grant Options to purchase shares of Common Stock to any Employee, Consultant or Non-Employee Director of the Company according to the terms set forth below. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) or any successor regulation, may be granted only to Employees, Consultants or Non-Employee Directors of the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which such Employee, Consultant or Non-Employee Director performs services. For these purposes, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Non-Employee Director.
2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).
2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:
(a)
Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(b)
Manner of Exercise. In order to exercise an Option, the Participant entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the Participant for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, (iii) subject to such conditions and requirements as the Committee may specify, at the written request of the Participant, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iv) subject to such instructions as the Committee may specify, at the Participant’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Participant, provided that the Participant has irrevocably instructed such broker to remit directly to the Company on the Participant’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the Participant elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Participant owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Participant (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such Participant shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c)
Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be

A-6	2023 Proxy Statement

exercisable only by the Participant (or his or her guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, the Participant (or his or her guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.
(d)
Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

(e)
Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4 Amendment. The Committee may, without the consent of the Participant or Participants entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such Participant’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
2.5 Acceleration of Vesting. Subject to Section 10.10, any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination or removal of an Employee, Consultant or Non-Employee Director without Cause or termination by or resignation of an Employee, Consultant or Non-Employee Director with Good Reason; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.
2.6 Other Provisions.
(a)
A Participant entitled to exercise, or who has exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he or she shall have become the holder of record of such shares.

(b)
No Option granted hereunder shall be construed as limiting any right which the Company, the Advisor or any of their respective Affiliates may have to terminate at any time, with or without Cause, the employment or service of any Participant to whom such Option has been granted.

(c)
Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

2.7 Prohibition on Option Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, (x) new Options having

2023 Proxy Statement A-7

exercise prices lower than the exercise price provided in the Options so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
ARTICLE III
INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.
3.1 Eligibility. Incentive Options may only be granted to Employees of the Company.
3.2 Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.
3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company, or any parent or subsidiary thereof) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.
3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.
3.6 Compliance with Section 422 of the Code. All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Section 422 of the Code.
3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.
3.8 Share Limitation. The maximum number of shares of Common Stock with respect to which Incentive Options may be granted under the Plan is 8,150,000 shares of Common Stock.
ARTICLE IV
PURCHASED STOCK
4.1 Eligible Persons. The Committee shall have the authority to authorize the sale of shares of Common Stock (“Purchased Stock”) to such Employees, Consultants and Non-Employee Directors of the Company, the Advisor or their respective Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance and sale of Purchased Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.
4.2 Purchase Price. The price per share of Purchased Stock under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not be greater than the FMV Per Share at the time of purchase.
4.3 Payment of Purchase Price. Payment of the purchase price for Purchased Stock under this Plan shall be made in full in cash or by check payable and acceptable to the Company.

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ARTICLE V
BONUS STOCK
The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors of the Company, the Advisor or any of their respective Affiliates. “Bonus Stock” shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.
ARTICLE VI
STOCK APPRECIATION RIGHTS AND PHANTOM STOCK
6.1 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors of the Company on the following terms and conditions. Stock Appreciation Rights which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or any successor regulation, may be granted only to Employees, Consultants or Non-Employee Directors of the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which such Employee, Consultant or Non-Employee Director performs services. For these purposes, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Stock Appreciation Rights that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Non-Employee Director.
(a)
Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(b)
Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6.1(a). That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c)
Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d)
Terms. The Committee shall determine at the date of grant the time or times at which, and the circumstances under which, a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. The grant price per each Stock Appreciation Right granted hereunder shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

(e)
Prohibition on Stock Appreciation Right Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, (x) new Stock Appreciation Rights having grant prices lower than the grant price provided in the Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Stock Appreciation Right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

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6.2 Phantom Stock Awards. The Committee is authorized to grant Phantom Stock to the Participants, which are rights to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:
(a)
Award and Restrictions. Satisfaction of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(b)
Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to awards of Phantom Stock, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(c)
Performance Goals. To the extent the Committee determines that Phantom Stock granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of Phantom Stock shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII
RESTRICTED STOCK
7.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.
7.2 Restricted Period and Vesting.
(a)
Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the lesser of the FMV Per Share on the forfeiture day or the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company, the Advisor or any of their respective Affiliates, as applicable, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Participant shall remain continuously as an Employee, Non-Employee Director or Consultant of the Company, the Advisor or any of their respective Affiliates, as applicable; subject to Section 7.2(b) below.

(b)
Notwithstanding the foregoing and subject to Section 10.10, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination or removal of an Employee, Consultant or Non-Employee Director without Cause; (ii) termination by or resignation of an Employee, Consultant or Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

(c)
Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

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The shares represented by this certificate have been issued pursuant to the terms of the Braemar Hotels & Resorts, Inc. Second Amended and Restated 2013 Equity Incentive Plan and Grant of Restricted Stock dated , 20 and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.
ARTICLE VIII
PERFORMANCE AWARDS
8.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Performance Awards.
8.2 Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than three (3) years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8.3 in the case of a Performance Award granted to a Covered Employee. In no event shall grants in any single calendar year to any eligible Participant under this Plan of cash awards intended to qualify as Section 162(m) awards provide for payment of more than $20,000,000.
8.3 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.3.
(a)
General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee which are intended to comply with Section 162(m) of the Code, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b)
Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; and (S) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c)
Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three (3) years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)
Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to

2023 Proxy Statement A-11

increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. Subject to Treasury Regulation Section 1.162-27(e)(2)(v), the Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
(e)
Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

ARTICLE IX
OTHER STOCK-BASED AWARDS
The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company, the Advisor or any of their respective Affiliates Other Stock-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), LTIP units in the Company’s operating partnership, or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Code. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.
10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Sections 2.7 and 6.1(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, the Advisor, any of their respective Affiliates, or any business entity to be acquired by the Company, the Advisor or any of their respective Affiliates, or any other right of a Participant to receive payment from the Company, the Advisor or any of their respective Affiliates. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Advisor or any of their respective Affiliates. For the avoidance of doubt, this Section 10.2 shall not be construed to permit, without stockholder approval, (i) a grant to holders of outstanding Options or Stock Appreciation Rights, in exchange for the surrender and cancellation of such Options or Stock Appreciation Rights, (x) new Options or Stock Appreciation Rights having exercise or grant prices lower than the exercise or grant price provided in the Options or Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right, or (ii) any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

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10.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code).
10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award, or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.
10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(c), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.
10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from Section 16(b) of the 1934 Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the 1934 Act.
10.7 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company, the Advisor or any of their respective Affiliates may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.
10.8 Change of Control. In the event of a Change of Control, the following provisions shall apply.
(a)
General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(i)	the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;
(ii)	the Board may terminate the Plan;

2023 Proxy Statement A-13

(iii)	the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate;
(iv)
in the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board may accelerate vesting of all Awards and, with respect to Options and Stock Appreciation Rights, the time at which all Options and Stock Appreciation Rights then outstanding may be exercised or paid so that all Awards may be fully vested and exercised or paid in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Awards, if any, and all rights of the Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting or payment and the time at which such Awards may be exercised or paid so that such Awards may be exercised or paid in full for their then remaining term; and

(v)
in the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board may waive, alter and/or amend the performance goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board.

Notwithstanding the above provisions of this Section 10.8(a), the Board shall not be required to take any action described in the preceding provisions of this Section 10.8(a), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 10.8(a) shall be final, binding and conclusive with respect to the Company and all other interested persons.
(b)
Right to Cash-Out. In the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value (as defined below) of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld. “Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option, the excess of the FMV Per Share over the exercise price or (B) in the case of an Award of Restricted Stock, the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.

10.9 Ownership Limit. Notwithstanding any provision of the Plan or the terms of any Awards, the Company shall not be required to, and shall not, issue any Awards hereunder if such issuance would cause the Company to violate the Ownership Limits set forth in its Articles of Amendment and Restatement. As used herein and in the Company’s Articles of Amendment and Restatement, the term “Ownership Limit” means (i) with respect to any class or series shares of Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Common Stock of the Company and (ii) with respect to any class or series of shares of preferred stock or other stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock or other stock of the Company.
10.10 Minimum Vesting. Notwithstanding anything to the contrary contained herein, no Option, Purchased Stock, Bonus Stock, Stock Appreciation Right, Phantom Stock, Restricted Stock, or Other Stock-Based Award that vests based on continued employment or the passage of time shall vest in less than one year from the date the Award is made, other than upon the death or Disability of the Participant or in the case of termination without cause or for good reason, or a termination following a Change of Control, in each case as specified in the document or instrument evidencing the Award granted hereunder. The performance period for any such Award that vests based in whole or in part on performance shall be at least one year. Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the Plan and any shares issued pursuant to an Award granted to a Non-Employee Director may be issued pursuant to the vesting of Awards over less than a one-year period.

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10.11 Equity Retention Requirement. Notwithstanding any provision of the Plan or the terms of any Awards, each member of the Board and each executive officer is required to retain at least 50% of the after-tax shares received in connection with any Awards granted under the Plan after August 3, 2016 until such time that such director or executive officer has met his or her required ownership level as described in the Corporate Governance Guidelines of the Company. For purposes of this Article X, Section 10.10, “executive officers” include the CEO, the President, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the Executive Vice President of Asset Management and the Chief Strategy Officer.
ARTICLE XI
WITHHOLDING FOR TAXES
Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.
Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.
ARTICLE XII
MISCELLANEOUS
12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Advisor or any of their respective Affiliates. Further, the Company, the Advisor or any of their respective Affiliates may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.
12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.
12.4 Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
12.5 Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.
12.6 Stockholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.
12.7 No Guarantee of Tax Consequences. Each Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of his or her participation in the Plan.

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None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.
12.8 Compliance with Section 409A of the Code. Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code. In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” In the event that a Participant becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a termination of employment, such termination of employment must also constitute a “separation from service” (as defined under Section 409A of the Code).
12.9 Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, the Advisor or any Affiliate, as applicable, including, without limitation, any claw-back policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.
12.10 Transferability. Awards are generally not transferable by a Participant other than by will or by the laws of descent and distribution. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber an Award in violation of this Section 12.10 shall be wholly ineffective and, if any such attempt is made, the applicable Award will be automatically forfeited by the Participant and all of the Participant’s rights with respect to such Award shall immediately terminate without any payment or consideration by the Company or any Affiliate thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of any Award transferred in accordance with the preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s termination of employment or service under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

A-16	2023 Proxy Statement

BRAEMAR HOTELS & RESORTS INC.
ATTN: ALEX ROSE
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07480-P86091

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRAEMAR HOTELS & RESORTS INC.

The Board of Directors unanimously recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Monty J. Bennett
02) Stefani D. Carter
03) Candace Evans
04) Kenneth H. Fearn, Jr.
05) Rebeca Odino-Johnson
06) Matthew D. Rinaldi
07) Abteen Vaziri
08) Richard J. Stockton

The Board of Directors unanimously recommends that you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2023.	☐	☐	☐
4. To approve an amendment to the Company's Second Amended and Restated 2013 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.	☐	☐	☐

NOTE: To transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment of the annual meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

V07481-P86091

BRAEMAR HOTELS & RESORTS INC.
ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2023
This Proxy is solicited by the Board of Directors of Braemar Hotels & Resorts Inc.

The undersigned having received notice of the 2023 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Alex Rose and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2023 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 10, 2023 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side